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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Centex Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Timothy R. Eller	Centex Corporation

Chairman & Chief Executive Officer	2728 N. Harwood Dallas, Texas 75201

June 14, 2005

Dear Stockholders:

It is my pleasure to invite you to Centex Corporation’s 2005 Annual Meeting of Stockholders. We will hold the meeting on Thursday, July 14, 2005, at 9:00 a.m., in the auditorium at the Dallas Museum of Art, 1717 North Harwood Street, Dallas, Texas. During the meeting we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and give a report on the Company’s business operations. There will also be time for questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Centex in addition to describing the business we will conduct at the meeting.

We hope that you will be able to attend the annual meeting. Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions you receive; complete, sign and date the proxy card or voting instruction card and return in the prepaid envelope; or vote in person at the meeting.

Sincerely,

HOW TO VOTE

Your vote is important. Please sign and return the enclosed
proxy card in the enclosed envelope to ensure that your shares are represented at the meeting. You may also vote by telephone or over the Internet. Please refer to the proxy card and other voting instructions included with these proxy materials for more information on the voting methods available to you. If you vote your proxy over the Internet or by telephone, you do NOT
need to mail back your proxy card.

PRINTING AND MAILING COSTS

Centex Corporation bears the cost of printing and mailing the
Centex Annual Report and proxy statement to its stockholders.
To help us reduce costs, stockholders at the same address can choose to receive only one set of future proxy materials, or you may choose to receive future proxy materials by e-mail by
enrolling at www.melloninvestor.com/ISD.

CENTEX CORPORATION

2728 N. Harwood
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., Central Daylight Time, on Thursday, July 14, 2005.

PLACE	The Auditorium of the Dallas Museum of Art, 1717 North Harwood, Dallas, Texas 75201.

ITEMS OF BUSINESS	• To elect five members of the Board of Directors, four members each for a term of three years ending at the Annual Meeting of Stockholders in 2008, and one member to fill a vacancy in a class with a remaining term ending at the Annual Meeting of Stockholders in 2006.

• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year.

• To transact such other business as may properly come before the meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a stockholder of record on May 26, 2005.

ANNUAL REPORT	Our 2005 Annual Report to Stockholders is enclosed with these materials as a separate booklet.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or voting instruction card. Most stockholders also have the options of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy before its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

June 14, 2005	James R. Peacock III

Vice President, Deputy General Counsel and Secretary

i

CENTEX CORPORATION

PROXY STATEMENT

INTRODUCTION

     The accompanying proxy, mailed with this proxy statement, is solicited by the board of directors of Centex Corporation, a Nevada corporation, for use at the annual meeting of Centex stockholders to be held on July 14, 2005, and at any adjournments. The mailing address of Centex’s executive offices is 2728 N. Harwood, Dallas, Texas 75201. This proxy statement and accompanying proxy are being mailed to stockholders on or about June 14, 2005.

Purposes of the Annual Meeting

     At the meeting, action will be taken on the following matters:

(1)	Election of five directors, including four directors comprising a class of directors to serve until the 2008 annual meeting of stockholders, and one director to fill a vacancy in a class of directors to serve until the 2006 annual meeting of stockholders.

(2)	Ratification of the appointment of Ernst & Young LLP as Centex’s independent registered public accounting firm for fiscal year 2006.

(3)	Any other business properly brought before the meeting.

Our board of directors does not know of any matters that may be acted on at the meeting other than the matters described in items (1) and (2).

Recommendation of the Board

     Our board recommends a vote FOR the election of the five nominees for director named in the accompanying proxy and a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006.

ABOUT THE MEETING

Who Can Vote

     Stockholders of record at the close of business on May 26, 2005 may vote at the annual meeting. On that date, the issued and outstanding capital stock of Centex entitled to vote at the meeting consisted of 128,286,112 shares of common stock, par value $.25 per share. Each holder of common stock will be entitled to one vote per share on the election of directors, on the ratification of the appointment of our independent registered public accounting firm and on any other matters properly brought before the meeting. There is no cumulative voting.

How You Can Vote

     You can vote your shares at the meeting by voting and submitting the accompanying proxy by telephone, over the Internet, or by completing, signing, dating and returning the proxy in the enclosed envelope.

How Proxies Will be Voted

     Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted FOR the election of the five nominees for director named in the proxy and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006.

     Our board does not intend to present, and has no information that others will present, any business at the meeting other than set forth in the attached notice of the meeting. However, if other matters requiring your vote come before the meeting, the persons named in the accompanying proxy intend to vote the proxies held by them in accordance with their best judgment in such matters.

How to Revoke Your Proxy

     You have the unconditional right to revoke your proxy at any time before the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person, or by written notice to us addressed to James R. Peacock III, Secretary, Centex Corporation, 2728 N. Harwood, Dallas, Texas 75201. The revocation will not be effective, however, unless we receive it at or before the meeting. Attending the meeting does not revoke your proxy.

Quorum and Required Vote

     We need a quorum to hold the annual meeting. There is a quorum when the holders of a majority of the total number of shares of Centex common stock entitled to vote at the meeting are present in person or by proxy. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner is present at the meeting but does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the record holder does not receive voting instructions from you.

     The five nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “withheld” affect the outcome.

     The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Abstentions and, if applicable, broker non-votes, will not affect the outcome.

Delivery of Proxy Statements and Annual Reports

     We have adopted a “householding” procedure approved by the Securities and Exchange Commission, which we refer to as the SEC. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

     Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

     If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting, Proxy Statement and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Mellon Investor Services LLC, at 85 Challenger Road, Overpeck Center, Ridgefield Park, New Jersey 07660 or by telephone at 1-800-852-0813.

     If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and 2005 Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Mellon Investor Services as indicated above. Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Expenses of Soliciting Proxies

     We will bear the cost of soliciting proxies for the meeting. Solicitation may be made by mail, personal interview, telephone or other electronic means by our officers and employees, who will receive no additional compensation for soliciting proxies. We have retained the firm of Georgeson Shareholder

Communications Inc. to aid in the solicitation of proxies. Georgeson will receive a fee of approximately $8,500, plus out-of-pocket expenses, for its services. Georgeson will also receive a fee of $5 for each telephone call it makes soliciting a proxy. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners.

STOCK OWNERSHIP

Management

     We encourage stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. The following table shows the beneficial ownership of Centex common stock as of May 26, 2005, the record date for the annual meeting, by (a) each of our directors and nominees for election, (b) each of the named executive officers listed in the Summary Compensation Table on page 27 and (c) all our directors, nominees and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the owner has sole voting and investment power with respect to the shares.

		Amount and Nature of Beneficial Ownership (1)
		Common
		Stock
		Beneficially			Deferred
		Owned,	Stock		Stock
		Excluding	Options		Units
		Options,	Exercisable		Vested	Total
		Restricted	Within 60		Within 60	Common
		Stock and	Days of		Days of	Stock	Percent
		Stock	Record	Restricted	Record	Beneficially	of
Name	Position	Units (2)	Date (3)	Stock (4)	Date (5)	Owned (6)	Class
Barbara T. Alexander	Director	35,090	49,971	3,000	-	88,061	*
Dan W. Cook III	Director	4,000	216,760	5,000	-	225,760	*
Leldon E. Echols	Executive Vice President and Chief Financial Officer	22,068	617,760	56,904	-	696,732	*
Juan L. Elek	Director	-	188,597	5,000	-	193,597	*
Timothy R. Eller	Chairman of the Board, Chief Executive Officer and Director (7)	211,992	2,270,346	274,451	61,088	2,817,877	2.2%
Thomas J. Falk	Director	4,000	6,300	3,000	-	13,300	*
Ursula O. Fairbairn	Director Nominee	-	-	-	-	-	*
Andrew J. Hannigan	Chief Executive Officer of Centex Homes (8)	176,478	1,255,413	-	132,264	1,564,155	1.2%
Clint W. Murchison, III	Director	75,620	161,542	5,000	-	242,162	*
Frederic M. Poses	Director	-	16,623	5,000	-	21,623	*
James J. Postl	Director	-	2,130	1,500	-	3,630	*
David W. Quinn	Director	49,234	293,505	3,000	-	345,739	*
Thomas M. Schoewe	Director	7,127	12,203	3,000	-	22,330	*
Raymond G. Smerge	(9)	65,705	79,992	-	-	145,697	*
Robert S. Stewart	Senior Vice President - Strategy and Corporate Development	28,568	240,589	20,016	-	289,173	*
Jonathan R. Wheeler	Senior Vice President - Organization Development (10)	727	125,713	-	24,345	150,785	*
All directors, nominees and executive officers as a group (17 persons) (11)		620,922	5,683,844	384,871	228,948	6,918,585	5.2%

* Less than 1%

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, pursuant to which a person is deemed to have “beneficial ownership” of shares of Centex common stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of Centex common stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The amounts shown in this column include the following shares of Centex common stock: (a) shares held for the accounts of such individuals in the Centex Common Stock Fund under our Profit Sharing and Retirement Plan, which we refer to as the Profit Sharing Plan, as follows: Mr. Eller — 12,332 shares; Mr. Hannigan — 17,898 shares; Mr. Quinn — 8,434 shares; Mr. Smerge — 4,473 shares; and Mr. Wheeler — 727 shares; and all directors and executive officers as a group — 43,864 shares; (b) shares held by certain family limited partnerships as to which such individuals have or share voting or investment power, as follows: Mr. Eller — 164,800 shares; Mr. Falk — 4,000 shares; Mr. Hannigan — 157,840; Mr. Murchison — 75,620; and all directors and executive officers as a group — 402,260 shares; and (c) for Mr. Smerge, 2,400 shares held by Mr. Smerge as trustee of a trust for the benefit of one of his children and as to which he has sole voting and investment power.

(3)	The amounts shown in this column consist of shares of Centex common stock that may be acquired by such individuals pursuant to the exercise of stock options granted to them under our 1987 Stock Option Plan or 2001 Stock Plan and exercisable on May 26, 2005 or within 60 days thereafter.

(4)	The amounts shown in this column consist of shares of restricted Centex common stock held by such individuals subject to the terms and conditions of our 2001 Stock Plan or our 2003 Equity Incentive Plan. The restricted stock vests over time according to the schedule set forth in the restricted stock award. The restricted stock is subject to forfeiture and may not be sold or transferred during the vesting period. Holders of shares of restricted stock have the right to vote and receive dividends on the shares.

(5)	The amounts shown is this column consist of shares of Centex common stock that such officers have the right to receive upon payout of deferred stock units held by them that were vested on May 26, 2005 or will vest within 60 days thereafter. The deferred stock units were awarded to Mr. Eller under our Long Term Incentive Plan, which we refer to as the LTIP, and were awarded to Mr. Hannigan and Mr. Wheeler under our 2003 Equity Incentive Plan. The stock units vest over time according to the schedule set forth in the stock unit award agreement. These awards are described in more detail in the Summary Compensation Table. The amount shown for the directors and executive officers as a group also includes 11,251 shares of Centex common stock that another executive officer has the right to receive upon payout of deferred stock units granted under the 2003 Equity Plan vested on May 26, 2005 or that will vest within 60 days thereafter. Holders of stock units do not have the right to vote or receive dividends on the shares until vested units are converted into shares.

(6)	Includes all common stock, options, restricted stock and deferred stock units beneficially owned by the named person.

(7)	Mr. Eller also serves as president and chief operating officer of Centex.

(8)	Mr. Hannigan also serves as chairman of the board, chief executive officer and president of Centex Real Estate Corporation, the managing general partner of Centex Homes, our homebuilding subsidiary. Mr. Hannigan became an executive officer of Centex during fiscal 2005.

(9)	Mr. Smerge is our former executive vice president, chief legal officer and secretary. He retired from Centex effective December 31, 2004. Mr. Smerge is included as a named executive officer in the Summary Compensation Table because he was an executive officer during fiscal year 2005.

(10)	Mr. Wheeler became an executive officer of Centex during fiscal 2005.

(11)	Does not include Mr. Smerge.

Principal Stockholders

     The following table sets forth information regarding the only persons we know of that beneficially own more than five percent of our common stock.

	Common Stock Beneficially Owned
Name and Address	Number of Shares	Percent of Class
Barclays Global Investors, NA and other reporting entities (1)	10,223,320	8.0%
45 Fremont St.
San Francisco, CA 94105

Greenhaven Associates, Inc. (2)	8,217,500	6.4%
Three Manhattanville Rd.
Purchase, NY 10577

(1)	Based solely on information contained in a Schedule 13G filed by Barclays Global Investors, NA and certain other Barclays entities with the SEC on February 14, 2005 with respect to shares of Centex common stock beneficially owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares of Centex common stock by the total number of shares of Centex common stock issued and outstanding on May 26, 2005. In the Schedule 13G, the reporting entities do not affirm the existence of a group. The Schedule 13G discloses that the reporting entities, taken as a whole, had sole voting power as to 8,954,587 shares and sole dispositive power as to 10,223,320 shares, and did not have shared voting or dispositive power as to any shares. The other Barclays reporting entities are Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc.

(2)	Based solely on information contained in a Schedule 13G filed by Greenhaven Associates, Inc. with the SEC on January 28, 2005 with respect to shares of Centex common stock beneficially owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares of Centex common stock by the total number of shares of Centex common stock issued and outstanding on May 26, 2005. According to the Schedule 13G, such number includes 2,550,500 shares over which Greenhaven had both sole voting power and sole dispositive power, and 5,667,000 shares over which Greenhaven had shared dispositive power.

ELECTION OF DIRECTORS AND RELATED MATTERS

     Our board of directors currently consists of ten members and two vacancies, and is divided into three classes. The directors in each class hold office for staggered terms of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the board. There are presently four directors in the class whose term expires at the upcoming annual meeting of stockholders, three directors in the class whose term expires at the 2006 annual meeting of stockholders and three directors in the class whose term expires at the 2007 annual meeting. Each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

     At the upcoming annual meeting, you will be asked to consider for election as directors Ms. Barbara T. Alexander, Mr. Juan L. Elek, Mr. Timothy R. Eller and Mr. James J. Postl, each to hold office for a term ending at the 2008 annual meeting of stockholders, and Ms. Ursula O. Fairbairn, to hold office for a term ending at the 2006 annual meeting of stockholders. Each of these persons has been nominated for service as a director by the corporate governance and nominating committee of our board after consideration of the criteria described under “How the Director Nomination Process Works at Centex” on pages 16-18. Unless other instructions are indicated on a proxy, shares represented by all valid proxies received will be voted for the election of the five nominees for director or, if any of the nominees becomes unavailable (which we do not anticipate), for such substitute nominees as our board designates. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect the nominees. Our board recommends that you vote FOR the election of the nominees.

     The respective nominees and directors have furnished to us the biographical information appearing below.

     Our board of directors has determined, upon the recommendation of the corporate governance and nominating committee, that all members of the board (including the nominees for election), other than Mr. Timothy R. Eller and Mr. David W. Quinn, the two members who are present or former executive officers of Centex, are “independent” in accordance with the standards of director independence established under our corporate governance guidelines. Independence for these purposes means that a director satisfies the independence requirements of the Securities Exchange Act of 1934, the rules adopted by the SEC and the corporate governance and other listing standards of the New York Stock Exchange.

Proposal No. 1 — Nominees for Election as Directors — Term expiring in 2008

Barbara T. Alexander Independent Consultant Age 56 Director since July 1999	From October 1999 until January 20, 2004, Ms. Alexander served as a senior advisor of UBS Securities and its predecessors, which we refer to as UBS. Before that time, beginning in January 1992, she served as a managing director of UBS, where she managed the Construction and Furnishings Group (North America) in the corporate finance department. Prior to joining UBS, Ms. Alexander was a managing director in the corporate finance department of Salomon Brothers. Ms. Alexander is past chairman of the board of the Joint Center for Housing Studies at Harvard University and is currently a member of that board’s executive committee and an executive fellow of the Joint Center for Housing Studies at Harvard University. Ms. Alexander also serves as a director of Harrah’s Entertainment, Inc., Burlington Resources, Inc., Federal Home Loan Mortgage Corporation (Freddie Mac), and HomeAid America.

Juan L. Elek Founder and co-chairman of Elek, Moreno Valle y Asociados. Age 61 Director since February 1995	Mr. Elek is founder and co-chairman of the Mexican investment-banking firm of Elek, Moreno Valle y Asociados, where he has served since 1984. From 1978 through 1984, Mr. Elek held various positions with Banamex Financial Group, including adjoining managing director and head of international banking. Mr. Elek is currently a member of the board of trustees of Southern Methodist University.

Timothy R. Eller Chairman of the Board, Chief Executive Officer, President Age 56 Director since July 2002	Mr. Eller joined Centex Homes’ Illinois operations in 1973 and was named project manager for the Illinois division in 1975. He became vice president of the Minnesota division in 1977 and the division’s president in 1981. He was named an executive vice president of Centex Real Estate Corporation in 1985 and elected as that company’s president and chief operating officer in January 1990. In July 1991, he was named president and chief executive officer of Centex Homes and assumed the position as chairman of Centex Homes in April 1998, serving through April 2003. In August 1998, Mr. Eller was named executive vice president of Centex, serving until April 2002 when he became Centex’s president and chief operating officer. He assumed the additional roles of chairman and chief executive officer of Centex in April 2004.

James J. Postl Retired as President and Chief Executive Officer of Pennzoil-Quaker State Company Age 59 Director since July 2004	Mr. Postl retired as president and chief executive officer of Pennzoil-Quaker State Company, following its acquisition by Shell Products U.S. in October 2002. He joined Pennzoil in October 1998, prior to the formation of Pennzoil-Quaker State Company. He was named president and chief operating officer and was elected to the board of directors when the new company was formed in December 1998. In May 2000, he was named president and chief executive officer. Prior to joining Pennzoil-Quaker, he served as president of Nabisco Biscuit Company from 1996 and was president and chief executive officer of Nabisco International from 1994 to 1996. Prior to joining Nabisco, Mr. Postl held a variety of management positions with PepsiCo, Inc. over a 19-year period. Mr. Postl serves as a director of the American Heart Association, Cooper Industries Inc. and Auto Zone Inc.

Proposal No. 1 — Nominee for Election as Director — Term expiring in 2006

Ursula O. Fairbairn Independent Consultant Age 62 Nominee for Election as Director	Ms. Fairbairn is president and chief executive officer of Fairbairn Group LLC, specializing in human resources and executive management services, since April 2005. She served as executive vice president of human resources and quality of American Express Company, a diversified global travel and financial services company, from 1996 until her retirement in April 2005. Prior to joining American Express, she was senior vice president of human resources at Union Pacific Corporation from 1990 to 1996 and prior to that held numerous marketing and human resources positions at IBM Corporation. She is a director of Air Products and Chemicals, Inc., VF Corporation and Sunoco Inc.

Continuing Directors — Term expiring in 2007

Clint W. Murchison, III Private Investments Age 58 Director since February 1979	Mr. Murchison is chairman of Tecon Corporation, which is engaged in private real estate development and other investment activities. He is also chairman of Bankers Trust Company of Texas, a private trust company. He is chairman of the investment committee of RPM Metropolitan Fund, which invests in private partnerships across a broad range of asset classes. Mr. Murchison is a trustee of the Boys and Girls Clubs of America.

Frederic M. Poses Chairman and Chief Executive Officer Of American Standard Companies Inc. Age 62 Director since July 2001	Mr. Poses has been chairman and chief executive officer of American Standard Companies Inc. since January 2000 and has served as a director of that company since October 1999. Before that time, beginning in 1998, he was president and chief operating officer of Allied Signal, Inc., where he had spent his entire 30-year business career, starting as a financial analyst in 1969 and serving in various other capacities, including president of the Engineered Materials business beginning in 1988. He was a director of Allied Signal, Inc. from 1997 until October 1999. Mr. Poses also serves as a director of Raytheon Company.

David W. Quinn Retired as Vice Chairman of Centex Age 63 Director since July 1989	Mr. Quinn retired as vice chairman of our board and an employee of Centex on March 31, 2002. Mr. Quinn was elected vice chairman of the board in May 1996 and was our chief financial officer from February 1987 until June 1997 and from October 1997 through May 2000. Mr. Quinn served as executive vice president of Centex from February 1987 until his election as vice chairman of the board. Mr. Quinn is also a director of Eagle Materials Inc. (formerly known as Centex Construction Products, Inc.) and ElkCorp.

Continuing Directors — Term expiring in 2006

Dan W. Cook III Private Investments Age 70 Director since July 1993	Mr. Cook has been engaged in private investments as his principal business for more than the past five years. He was a senior director of Goldman, Sachs & Co. from 1999 to 2001. From 1992 until 1999, Mr. Cook was a limited partner of The Goldman Sachs Group, L.P., and from 1977 until 1992, he was a general partner of Goldman, Sachs & Co. Mr. Cook also is a director of Brinker International, Inc. and Ameritrade Holding Corp., and a senior advisor to MHT Partners.

Thomas J. Falk Chairman of the Board and Chief Executive Officer of Kimberly-Clark Corporation Age 47 Director since May 2003	Mr. Falk is chairman of the board and chief executive officer of Kimberly-Clark Corporation, having been elected chairman in 2003 and chief executive officer in 2002. Mr. Falk served as president of Kimberly-Clark from 1999 until his election as chairman in 2003, and served as chief operating officer of that company from 1999 until his election as chief executive officer in 2002. Mr. Falk previously had been elected group president-global tissue, pulp and paper of Kimberly-Clark in 1998, where he was responsible for Kimberly-Clark’s global tissue businesses. Earlier in his career, Mr. Falk had responsibility for Kimberly-Clark’s North American infant care, child care and wet wipes businesses. Mr. Falk joined Kimberly-Clark in 1983 and has held other senior management positions in that company. He also serves on the board of directors of the University of Wisconsin Foundation and the Grocery Manufacturers of America, and as a trustee of the Boys & Girls Clubs of America.

Thomas M. Schoewe Executive Vice President and Chief Financial Officer of Wal-Mart Stores, Inc. Age 52 Director since October 2001	Mr. Schoewe is the executive vice president and chief financial officer of Wal-Mart Stores, Inc., where he has served since January 2000. Prior to joining Wal-Mart Stores, Mr. Schoewe spent 14 years at Black and Decker Corp., most recently as senior vice president and chief financial officer. Previously, he had a 12-year career with Beatrice Companies, where he was chief financial officer and controller of Beatrice Consumer Durables, Inc. A native of the Chicago area, Mr. Schoewe is a graduate of Loyola University of Chicago, where he earned a BBA degree in finance. He also attended the University of Chicago’s executive MBA program and is a member of the Financial Executives Institute.

Board and Committee Membership

     Our business, property and affairs are managed under the direction of our board of directors. Members of our board are kept informed of our business through discussions with our chairman and chief executive officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the board and its committees.

     In accordance with our corporate governance guidelines, all board members are expected to attend our annual meetings of stockholders and committee meetings, unless an emergency prevents them from doing so. At our 2004 Annual Meeting, all directors who were serving at the time were present.

     During fiscal 2005, the board of directors had four standing committees. Those committees consisted of an audit committee, a corporate governance and nominating committee, which we sometimes refer to as the governance committee, a compensation and management development committee, which we sometimes refer as to the compensation committee, and an executive committee. The board held four meetings during fiscal 2005. Each of our incumbent directors attended at least 75 percent of the regularly scheduled meetings of the board and board committees on which they served in fiscal 2005.

     The table below provides membership and meeting information for each of the board committees during fiscal 2005.

Name	Audit		Corporate Governance		Compensation		Executive
Ms. Alexander	X	*
Mr. Cook			X		X
Mr. Elek			X	*
Mr. Eller							X	*
Mr. Falk	X
Mr. Murchison					X
Mr. Poses**	X		X				X
Mr. Postl					X
Mr. Quinn							X
Mr. Schoewe					X	*
* Chair ** Lead Director
Number of Meetings	10		6		5		0

Board Committees

     Brief descriptions of the committees of the board and their principal functions are set forth below. The descriptions below are qualified in their entirety by the full text of the charters of the committees. These charters were adopted by our board and are available on our website at http://ir.centex.com/governance.cfm or in print upon request to our secretary at the address listed on page 37 under “Form 10-K.” In addition, the audit committee charter, as recently amended, is attached to this proxy statement as Annex 1.

     The board has determined that each member of the audit committee, the governance committee and the compensation committee is independent in accordance with the standards of director independence established under our corporate governance guidelines. In addition, the board has determined that all of the members of the audit committee — Ms. Alexander, Mr. Falk and Mr. Poses — are “audit committee financial experts” as that term is defined in applicable SEC rules and have “accounting or related financial management expertise” in satisfaction of the applicable audit committee requirements of the New York Stock Exchange listing standards; however, the members of the audit committee are not auditors or accountants for the company, do not perform field work and are not employees of the company. In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated or identified as an audit committee financial expert will not be deemed an “expert” for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended. In addition, such designation or identification does not impose on such persons any duties, obligations or liability that are greater than that imposed on such persons as a member of the audit committee and board of directors in the absence of such designation or identification and does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

Audit Committee

     According to its charter, the audit committee assists the board in its general oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence, and performance, and (4) the performance of our internal audit function.

     The following are certain key responsibilities of the committee:

•	selection, appointment, compensation, evaluation, retention and oversight of the work of any independent auditors engaged to prepare or issue an audit report or related work or perform other audit, review or attest services for us, including pre-approval of all audit engagement fees and all non-audit services;

•	establishment of procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	discussion of our annual audited financial statements and quarterly financial statements and other significant financial disclosures (including press releases and financial information and earnings guidance provided to analysts and rating agencies) with management and our independent auditors;

•	discussion of policies with respect to risk assessment and risk management;

•	preparation of the report required to be included in our annual proxy statement regarding review of financial statements and auditor independence (the report for fiscal year 2005 is included under “Audit Committee Report” on page 34); and

•	review and reassessment at least annually of the adequacy of the committee’s charter and recommendation of appropriate changes to the board.

     At least once each quarter, the committee meets separately with the independent auditors and with members of our internal audit staff, outside the presence of our management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.

Governance Committee

     According to its charter, the governance committee provides advice and counsel to the board and management regarding, and oversight of, Centex’s governance, including the selection and compensation of directors and the board’s practices and effectiveness. Centex’s director nomination process is described under “How the Director Nomination Process Works at Centex” on pages 16-18. The committee retained an executive search firm to assist it in the identification of potential director candidates.

Compensation Committee

     According to its charter, the compensation committee assists the board in:

•	assessing whether our various compensation programs are designed to attract, motivate and retain the senior management necessary for us to deliver consistently superior results and whether they are performance-driven, market-based and stockholder-aligned;

•	administering the compensation plans adopted by Centex, including stock plans, a supplemental executive retirement plan and short-term and long-term incentive compensation plans for members of our senior management and senior management of our principal subsidiaries, and granting all awards under Centex’s equity-based compensation plans;

•	assessing the effectiveness of succession planning for our senior management and that of our principal subsidiaries;

•	the board’s approval, review and oversight of our benefit plans; and

•	the board’s oversight of the performance and compensation of our chief executive officer and the other members of senior management.

     The committee has retained an independent executive compensation consultant to assist it.

Executive Committee

     The board of directors has designated three directors to constitute an executive committee. In accordance with the By-Laws of Centex and the resolutions creating the committee, the executive committee may exercise the powers of the board in the management of the business and affairs of Centex, except for matters restricted under Nevada law and the power or authority to (i) fill vacancies on the board or the executive committee, or (ii) amend the By-Laws of Centex. Although the executive committee did not meet during fiscal 2005, it took action by written consent on 25 occasions.

Board Compensation

2005 Board Year

     Board members who are not employees of Centex or any of its subsidiaries receive compensation for their services in the form of cash, stock options and restricted stock. This compensation includes a fee of $130,000 per year, of which one-half must be received in the form of an option to purchase shares of Centex common stock. Each non-employee director may elect to receive all or a portion of the remaining $65,000 in cash or in an additional option to purchase common stock. The exercise price of the options is equal to the closing price of Centex common stock on the New York Stock Exchange on the date of grant. The number of shares covered by the options is determined by valuing the options on the date of grant using the Black-Scholes method. The options are fully exercisable beginning on the date of grant and have a seven-year term. The options are granted, after the fiscal year end, in May on the date long-term incentive compensation awards are approved for the prior fiscal year.

     Each non-employee director also receives an annual grant of 1,500 shares of restricted stock. The first annual grant was made in July 2003. The shares of restricted stock vest in full on the third anniversary of the date of grant, but are subject to forfeiture before then if the director leaves the board or engages in or acquires certain interests in a business that competes with Centex’s business operations. However, all the shares of restricted stock will vest immediately if the non-employee director’s service on the board terminates because of the director’s death or disability or upon the director’s retirement at age 70 or older or with the consent of the board.

     Each non-employee committee chair receives $15,000 per year for chairing a board committee. Beginning in fiscal year 2005, Centex’s lead director receives $25,000 per year for serving as lead director. All board members are reimbursed for reasonable expenses of attending meetings. Directors who are employees of Centex or its subsidiaries receive no compensation for board service.

2006 Board Year

     In May 2005, the board of directors, upon recommendation from the governance committee, adopted a new compensation package for outside directors effective after the 2005 annual meeting of stockholders. Under the new package, board members who are not employees of Centex or any of its subsidiaries will receive compensation for their services valued at an aggregate of $300,000 per year with one-third to be each in the form of cash, stock options and restricted stock. No separate meeting fees will be payable for attending board or committee meetings. The exercise price of the options will be equal to the closing price of Centex common stock on the New York Stock Exchange on the date of grant. The number of shares covered by the options is determined by valuing the options on the date of grant using the Black-Scholes method. The options are fully exercisable beginning on the date of grant and have a seven-year term. The options are granted in May, after the fiscal year end, on the date long-term incentive compensation awards are approved for Centex executives for the prior fiscal year, pro rated for less than a full year’s service as of the end of the company’s fiscal year.

     The annual grant of restricted stock is valued at $100,000 based on the closing price of Centex common stock on the New York Stock Exchange on the date of grant. The grants are made in July, as of the date of the annual stockholders’ meeting. The shares of restricted stock vest in full on the third anniversary of the date of grant, but are subject to forfeiture before then if the director leaves the board or engages in or acquires certain interests in a business that competes with Centex’s business operations. However, all the shares of restricted stock will vest immediately if the non-employee director’s service on the board terminates because of the director’s death or disability or upon the director’s retirement at age 70 or older or with the consent of the board.

     Each non-employee committee chair will continue to receive $15,000 per year for chairing a board committee except that the chair of the audit committee will be entitled to receive $25,000 per year. Centex’s lead director will continue to receive $25,000 per year for serving as lead director. The cash portion of the director’s annual compensation, and committee and lead director fees, are payable monthly. All board members are reimbursed for reasonable expenses of attending meetings. Directors are entitled to other compensation pursuant to existing plans in which they are eligible to participate, including group medical insurance and retiree medical benefits. Directors who are employees of Centex or its subsidiaries receive no compensation for board service.

What Corporate Governance Means at Centex

     We believe that good corporate governance is an important aspect of our long-term business success. Reflecting its commitment to continuous improvement, our board reviews our governance practices on an ongoing basis to ensure that these practices promote stockholder value. Highlights of what corporate governance means at Centex appear below. For more information, please refer to the corporate governance section of our website, which is located at http://ir.centex.com/governance.cfm.

     A majority of independent directors. Independent judgment is the cornerstone of an effective board. Independent directors must always comprise a majority of the Centex board. “Independent” means that a director satisfies the independence requirements of the Securities Exchange Act of 1934, the rules adopted by the SEC and the corporate governance and other listing standards of the New York Stock Exchange. The board has also adopted a business relationships policy, which requires the governance committee to determine if a particular business relationship impacts, or has the potential to impact, a director’s independence. In May 2005, the board affirmatively determined that all of our current board members are independent, except for Mr. Eller, who is a Centex employee, and Mr. Quinn, who is a former Centex employee. In June 2005, the board affirmatively determined that Ms. Fairbairn, who has been nominated for election as a director at the meeting, is also independent.

     Our non-employee directors (currently, all directors except Mr. Eller) meet immediately after all board meetings without management present, and our independent directors schedule at least one executive session every year. Our audit, compensation and governance committees are each comprised entirely of independent directors. There are no interlocking directorships, and none of our independent directors receives any consulting, advisory or any other non-director compensatory fees from Centex.

     An independent lead director. Frederic M. Poses, the chief executive officer of American Standard Companies Inc., is our lead director. He makes recommendations to the board regarding the structure of meetings; recommends matters for the board to consider; and sets each board meeting agenda with Mr. Eller. He also determines appropriate materials to be provided to our directors; serves as an independent point of contact for stockholders wishing to communicate with the board; assigns tasks to the appropriate committees; and, with the approval of the governance committee, oversees the annual evaluation of the board and its committees. He also presides at all executive sessions of the non-employee directors and the independent directors and, along with Messrs. Eller and Quinn, is a member of the executive committee of the board.

     Directors and executive officers that are Centex stockholders. Every year, our non-employee directors receive shares of restricted Centex common stock. Non-employee directors also must receive a portion of their annual fee in the form of options to purchase shares of Centex common stock. The board has recently adopted stock ownership guidelines for outside directors. The guidelines provide for a minimum share ownership target of five times the cash portion of the director’s annual compensation, with a five-year phase in.

     The board has also adopted stock ownership guidelines for our senior executives. The guidelines provide for minimum share ownership targets ranging from shares having a market value of one and one-half times the base salary of a senior vice president to five times the base salary of the chief executive officer. Currently, Messrs. Eller, Echols, Hannigan and Stewart have met the guidelines, and Mr. Wheeler has until May 2008 to meet the guidelines. For more information on stock ownership of our directors and executive officers, please see the table under “Stock Ownership — Management” on page 4 and “Board Compensation” on pages 14-15.

     An engaged board that acts in your best interests. Our board strives to consider stockholder interests consistently in decisions that may have a significant impact on stockholders. To ensure full participation, our directors are expected to be present at the annual meeting of stockholders, each board meeting and all of their assigned committee meetings, except in unusual or unexpected circumstances. Directors are expected to be fully prepared and to review the materials distributed before board and committee meetings. All directors can place items on the board agenda.

     No director may serve on the board for more than 20 years, except Mr. Murchison who was grandfathered from the 20-year term limit adopted in 2004.

     In addition, no member of our audit committee may serve as a member of the audit committee of more than two other public companies. If a member of our audit committee serves as a member of the audit committee of another public company, the member must deliver a written statement to our board and the audit committee on an annual basis. The statement must describe the time commitment required for such member to serve on the audit committee of the other public company and any expected changes in such time commitment during the next year.

     Emphasis on business integrity. Our audit, compensation and governance committees all have committee charters. Our board has adopted a set of corporate governance guidelines, and updates them regularly. The board supports “The Centex Way: A Guide to Decision-Making on Business Conduct Issues,” our code of business conduct. “The Centex Way” promotes the highest ethical standards in all business dealings by our employees and satisfies the SEC’s requirements for a code of ethics for our executive officers. You can access and read each of these documents at our website, located at http://ir.centex.com/ governance.cfm, or you may request a copy from our secretary at the address listed on page 37 under “Form 10-K.”

How the Director Nomination Process Works at Centex

     When a vacancy occurs on the board, or when the board decides to increase the number of directors, the governance committee will identify potential candidates to fill the vacancy or newly created directorship. The committee (1) assesses whether Centex needs another director or directors, (2) identifies the current and future needs of the board to ensure that a new director or directors will deliver maximum value to Centex and our stockholders and (3) prepares a goal profile of the skill set and desired attributes of preferred director candidates.

     The governance committee evaluates potential nominees it has identified, potential nominees suggested by stockholders and nominees for continued service as a director according to the same criteria, which are as follows:

     General. Decisions for nominating candidates are based on the business and corporate governance needs of Centex. If the need for a director exists, then candidates are evaluated on the basis of merit, qualifications, performance and competency.

     Board composition. The committee considers the composition of the entire board when evaluating individual directors, including the diversity of experience and background represented by the board; the need for financial, business, academic, public or other expertise on the board and its committees; and the desire for directors working cooperatively to represent the best interests of Centex, its stockholders and employees, and not any particular constituency.

     Age. No person may stand for election as a director if he or she is 70 years of age or older.

     Independence. A majority of our board must be comprised of independent directors as described above. The audit, compensation and governance committees must be comprised entirely of independent directors.

     Character and integrity. We seek directors with the highest personal and professional character and integrity who have outstanding records of accomplishment in diverse fields of endeavor, and who have obtained leadership positions in their chosen business or profession. Candidates should have demonstrated exceptional ability and judgment, and have substantial experience of relevance to Centex.

     Availability. Candidates must be willing and able to devote the necessary time to discharge their duties as a director, and should have the desire to represent and evaluate the interests of Centex as a whole. There is no fixed limit on the number of other boards on which a director may serve, but board memberships are considered along with other time commitments a prospective director may have and the effect this may have on his or her ability to serve effectively on our board.

     Conflicts. Candidates must be free of conflicts of interest that would interfere with their ability to discharge their duties as a director, or would violate any applicable law or regulation.

     Other. Candidates must also meet any other criteria as determined by the committee, which may differ from time to time.

     Once candidates are identified, background information on each candidate is distributed to members of the governance committee, which evaluates recommended candidates. Unless eliminated by the screening, the committee reports the candidates’ names to the board and requests comments from the other directors.

     The committee does not solicit director nominations. If it is actively considering adding a new director, or preparing to recommend a slate of existing directors for re-election, the board will consider recommendations sent by stockholders to Centex’s secretary that set forth:

(1)	the name and address of the stockholder who intends to make the nomination and of the person to be nominated;

(2)	a representation that the stockholder is a record holder of Centex stock entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to nominate the person specified;

(3)	a description of all arrangements or understandings between the stockholder and the nominee and other persons (naming such persons) pursuant to which the nomination is to be made by the stockholder;

(4)	any other information regarding the nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the board; and

(5)	the consent of the nominee to serve as a director of Centex if so elected.

     The governance committee has retained an executive search firm to work with the committee to assist in assessing the specifications for directors to fill any existing vacancies, and in identifying potential nominees.

     The committee did not receive any recommendations for director nominees from any stockholder for inclusion in this year’s proxy statement.

Communicating With Our Board

     You can communicate with any member of our board of directors by sending the communication to Centex Corporation, Post Office Box 199000, Dallas, Texas 75219-9000, to the attention of the director or directors of your choice (e.g., “Attention: Lead Director” or “Attention: All Independent Directors,” etc.). We relay these communications addressed in this manner as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to our lead director for review and further handling.

EXECUTIVE COMPENSATION

Report of the Compensation and Management Development Committee

     Here is the committee’s report on executive compensation.

Compensation Governance

     The compensation committee is comprised of directors Schoewe (Chair), Cook, Murchison and Postl, each of whom is independent under the New York Stock Exchange Listing Standards and Section 162(m) of the Internal Revenue Code.

     The committee authorizes all awards under Centex’s equity-based compensation plans and operates under a written charter adopted by the board. The committee has authority to hire outside advisors and it has engaged Mercer Human Resource Consulting to advise it on the compensation of Centex’s executives. This consultant reports directly to the committee.

     The committee is responsible for approving compensation awarded to all executive officers of Centex, including the executive officers named in the Summary Compensation Table included on page 27 of this proxy statement, whom we refer to as the named executive officers. The duties of the committee are summarized in this proxy statement under “Board Committees” beginning on page 12 and are more fully described in the charter available on our website at http://ir.centex.com/ governance.cfm.

Compensation Philosophy

     Purpose. Centex’s executive compensation programs are designed to create stockholder value by attracting, motivating and retaining highly effective senior executives. The committee believes that the skill and effort of these executives are crucial to long-term sustained company performance and to the achievement of Centex’s strategic objectives. The company’s success in the battle for talent is evident: it has consistently received recognition from diverse sources, such as Fortune magazine’s “America’s Most Admired Companies” and Chief Executive magazine’s “Top 20 Companies for Developing Leaders.” Our core business is homebuilding, which is in a vibrant industry in which performance and pay benchmarks are not static. Consequently, the committee re-examines compensation annually.

     Elements. To achieve its purpose of motivating executives to create stockholder value, and retaining them, the committee offers a mixture of short-term and long-term incentive compensation.

     Setting Pay. The committee sets executive pay according to the following principles:

•	salary and benefits should be competitive with the market, with salary targeted at the 50th percentile (also called the median) of the range of the base salary for similar positions;

•	most incentive awards should be performance-based and at risk at the beginning of the fiscal year; that is, award potentials should rise or fall with performance and no awards should be made until specified business performance metrics have been achieved. There should be significant rewards for high levels of performance and little or no reward for mediocre performance;

•	incentive compensation, both short-term and long-term, should be tied to the measures of business performance (metrics) that create long-term stockholder value;

•	a significant portion of incentive compensation should be in the form of long-term incentive compensation that aligns the interests of executives with those of the stockholders; and

•	although long-term incentive compensation is performance-based, and not granted until performance has occurred, it should vest over a period of time to encourage retention.

     Short-term incentive compensation is generally payable in cash shortly after the fiscal year in which it is earned. As described below, certain of our executive officers were subject to a limit on the amount of cash they could receive for their short-term incentive compensation. For the senior officers subject to this limitation, a portion of the short-term incentive compensation was paid in restricted stock. Long-term incentive compensation for fiscal year 2005 was awarded as a combination of deferred cash, options, restricted stock or stock units, as described below.

Compensation-Setting Decisions for Fiscal Year 2005

     Process

     The committee sets potential compensation, and the associated performance requirements, on a yearly basis. For fiscal year 2005, the compensation-setting process for the named executive officers involved three basic steps:

•	At the outset of the fiscal year: (1) setting overall company or business unit performance requirements for the year;

and (2) setting individual compensation potentials for the year that reflect the committee’s pay-for-performance philosophy.

•	After the end of the fiscal year: (3) measuring actual performance and comparing it to individual compensation potentials to determine appropriate individual compensation.

     These three steps are described in more detail below:

     Setting performance requirements. Early in the fiscal year, the committee, working with senior management and the committee’s compensation consultant, reviewed the business plans for the coming fiscal year for the company. The committee compared the projected performance for the fiscal year to past performance. Then the committee set performance requirements, which are the ranges of performance statistics (also called metrics) for which executives would be paid incentive compensation. For each performance requirement there is a minimum performance level below which no payment will be made.

     Two separate sets of metrics that impact the named executive officers were used in fiscal year 2005: metrics for executives of Centex, which we refer to as the Centex Metrics, and metrics for executives of Centex Homes, which we refer to as the Centex Homes Metrics. Centex Homes is our largest subsidiary. The Centex Homes Metrics were different than the Centex Metrics for two reasons. First, Centex Corporation has lines of business besides homebuilding and its metrics reflect principles common across the company. Second, Centex Homes uses performance metrics that are tailored to its business and that apply to all senior managers in the business, including Mr. Hannigan.

     Setting individual compensation potentials. As it set performance requirements, the committee also set individual compensation potential, by performance metric, for each executive. The financial reward for each metric varies by individual executive according to relevant factors, such as competitive pay information for that position. For each of the performance metrics there is a formula that establishes a payout range based on the rate or amount of the performance metric that has been achieved. This is described in more detail below.

     Measuring performance and setting award. After the end of the fiscal year, the committee reviewed actual performance against the performance requirements established at the outset of the year and approved the final compensation award for the executive.

     For fiscal 2005 the named executive officers’ incentive compensation was determined under compensation plans approved by Centex stockholders (the Centex Corporation 2003 Annual Incentive Compensation Plan and the Centex Corporation 2003 Equity Incentive Plan). The metrics used to determine their individual compensation were determined by their position at the beginning of fiscal year 2005. The following chart describes the principal positions of the named executive officers at the beginning and end of fiscal year 2005 and the performance metrics applicable to their compensation.

Named Executive	Principal Position(s) at 2005	Changed From Beginning of 2005	Compensation Plan
Officer	Fiscal Year End*	Fiscal Year*	Metrics
Timothy R. Eller	Chairman and Chief Executive Officer	N/A	Centex Metrics
Leldon E. Echols	Executive Vice President and Chief Financial Officer	N/A	Centex Metrics
Andrew J. Hannigan**	Chief Executive Officer of Centex Homes	N/A	Centex Homes Metrics
Raymond G. Smerge	Retired	Executive Vice President and Chief Legal Officer	Centex Metrics
Robert S. Stewart	Senior Vice President - Strategy and Corporate Development	Senior Vice President - Strategic Planning and Marketing	Centex Metrics
Jonathan R. Wheeler**	Senior Vice President - Organization Development	Senior Vice President - Organization Development of Centex Homes	Centex Homes Metrics
* Position with Centex Corporation unless otherwise noted. ** Became an executive officer of Centex during fiscal year 2005.

     We first discuss short-term incentive compensation and then we discuss long-term incentive compensation.

     Short-Term Incentive Compensation

     Centex Metrics (Short-Term). For fiscal 2005, Centex executives Eller, Echols, Smerge and Stewart were subject to the Centex Metrics. Two company performance requirements were set for short-term incentive compensation:

•	net earnings growth, year-over-year, from continuing operations; and

•	pre-tax margin improvement, year-over-year, from continuing operations.

     The full bonus potential was divided between the two metrics, with a heavier weighting on net earnings growth. For the net earnings growth performance requirement, the metric chosen was the percentage change in earnings. The metrics were placed on a sliding scale that related stated percentage changes in earnings to fixed bonus potentials. It provided for a progressively greater bonus as the percentage of earnings growth over 2004 increased. The committee reserved the right to itself and the board to make no short-term incentive compensation award if fiscal year 2005 net earnings from continuing operations were less than the previous fiscal year. The committee used a similar approach for margin improvement for which the metric was also percentage change, expressed in basis points (or hundredths of percentage points). If pre-tax margin did not improve from the prior year, there was no short-term incentive compensation potential at all with respect to the pre-tax margin improvement metric.

     Cash Limitation. The committee wanted to ensure that the compensation of the Centex senior leaders (Messrs. Eller, Echols and Stewart) was properly balanced in good years between short-term (cash) and long-term (equity), in order most fully to align the interests of Centex executives and stockholders. The plan proposed for fiscal year 2005 might yield a heavy weighting toward cash, if performance was strong. Therefore, the committee decided at the beginning of fiscal year 2005 that the cash portion of the chief executive officer’s short-term incentive compensation would be limited to $5,000,000, with the remaining portion of any short-term incentive compensation to be paid in the form of restricted stock. The committee similarly limited the cash portion of the short-term incentive compensation computed under the Centex Metrics to $2,000,000 for Messrs. Echols and Stewart, with the remaining portion to be paid in the form of long-term awards. This limitation on short-term cash awards did not apply to executives paid under the Centex Homes Metrics, including Messrs. Hannigan and Wheeler. They were eligible to receive all short-term awards in cash.

     Short-Term Incentive Compensation Awards Under the Centex Metrics. Net earnings from continuing operations for fiscal year 2005 were a record $1,011 million, an increase of 30% over last year’s record net earnings. The pre-tax margin exceeded 12.2%, an improvement of over 110 basis points over last year. The short-term incentive compensation payments for executives subject to the Centex Metrics were calculated in accordance with the approved plan, and were reviewed and approved by the committee and the board. The full amount of the short-term incentive compensation was paid in cash, except for those Centex executives affected by the cash limitation described above, who received a mixture of cash and restricted stock.

     The compensation for Mr. Smerge, who retired at December 31, 2004, is set forth in the Summary Compensation Table and reflects an agreement reached with Mr. Smerge in early fiscal 2005, that he would be entitled to a pro rata portion of the incentive compensation to which he otherwise would have been entitled, except that all of his incentive compensation was paid in cash and not long-term measures.

     Centex Homes Metrics (Short-Term). In fiscal year 2005, executives Hannigan and Wheeler were paid a percentage of the operating income of Centex Homes according to a formula driven by the Centex Homes Metrics. Each metric affects the bonus in two ways: by its relative weighting, and by the company’s performance against requirements on the metric. For fiscal 2005, the Centex Homes Metrics for short-term incentive compensation were:

•	homebuilding operating margin;

•	customer satisfaction;

•	return on average net assets; and

•	a business process metric.

Each metric had certain minimum hurdles and a benchmark-driven performance scale associated with it, with progressively higher bonus potential for the higher tiers in the scale. Each metric yields a weighted multiplication factor. The sum of the four weighted factors is multiplied by a measure of net operating income to calculate the award.

     Short-Term Incentive Compensation Under the Centex Homes Metrics. The short-term incentive compensation payments for executives subject to the Centex Homes Metrics were calculated in accordance with the approved plan, and were reviewed and approved by the committee and the board. The full amount of the short-term incentive compensation for each executive was paid in cash.

Long-Term Incentive Compensation

     The committee views long-term compensation differently than short-term compensation and uses it to reinforce executive alignment with stockholders’ interests and to achieve executive retention. Because the committee views stockholder alignment to be the paramount principle of long-term compensation, it seldom approves awards made solely for retention purposes. Therefore, long-term incentive compensation generally is awarded only after minimum performance levels are achieved. This means that the company must achieve performance targets, set at the beginning of the fiscal year, in order for executives to receive grants after the end of the year when the performance is known. These grants, if made, vest over time if the executive remains employed, thus encouraging retention. The vesting of equity awards is described at the end of this section.

     Centex Metrics (Long-Term). For fiscal 2005, the Centex Metric for long-term incentive compensation awards was return on average stockholders’ equity. Awards were to be made only if return on average stockholders’ equity was at least 20%.

     Long-Term Incentive Compensation Awards Under the Centex Metrics. For fiscal 2005, potential long-term incentive awards to Centex executives under the Centex Metrics were set as a stock option opportunity for each officer. The potential maximum stock option awards were: Mr. Eller — 432,000 shares; Mr. Echols — 150,000 shares; and Mr. Stewart — 80,000 shares. Since Centex reported a return on average stockholders’ equity of 28%, each such Centex officer was entitled to the maximum number of options described above.

     In order to conserve stock options for award to other key employees in the company’s operating units, for fiscal year 2005, such Centex officers received only 50% of the number of stock options described above. They received the value of the unawarded options, calculated according to the currently recognized Black-Scholes’ method for valuing stock options, in deferred cash awards (25%) and restricted stock (25%) as described below. Therefore, the actual option awards for such officers were as follows: Mr. Eller — 216,000 shares; Mr. Echols — 75,000 shares; and Mr. Stewart — 40,000 shares.

     The deferred cash compensation awards for such officers were as follows: Mr. Eller — $2,473,200; Mr. Echols — $858,750; and Mr. Stewart — $458,000. The deferred cash compensation bears interest at Centex’s current blended borrowing cost, as determined quarterly by Centex’s treasurer. Payouts of vested amounts of deferred cash compensation will be made upon the sooner of the termination of the officer’s employment with Centex or date(s) chosen by the officer on or before the time of grant in accordance with applicable income tax requirements.

     The restricted stock awards for such officers were as follows: Mr. Eller — 43,117 shares; Mr. Echols — 14,971 shares; and Mr. Stewart — 7,985 shares. The executive officers will be entitled to normal cash dividends on the restricted stock.

     Centex Homes Metrics (Long-Term). For fiscal 2005, the Centex Homes Metrics for long-term incentive compensation were the same as the metrics for short-term compensation, but the weighting was different. Each metric has a benchmark-driven performance scale associated with it, with progressively higher compensation potential for the higher tiers in the scale. There is also an overall multiplier factor that can increase the award, by up to 30%, for achievement of 3-year rolling earnings-growth goals. No long-term incentive compensation awards were to be made if any of three metrics (margin, customer satisfaction or return on average net assets) fell below a minimum level. Also, no long-term incentive awards were to be made with respect to the business process metric if performance fell below certain hurdles.

     Long-Term Incentive Compensation Awards Under the Centex Homes Metrics. For fiscal 2005, potential long-term incentive awards to executives under the Centex Homes Metrics were set as a stock option opportunity for each officer. The potential maximum stock option awards to such officers, including the earnings-growth multiplier, were: Mr. Hannigan — 546,000 shares, and Mr. Wheeler — 78,000 shares. Fiscal 2005 results for Centex Homes were such that each officer was entitled to 75% of the maximum number of options described above.

     In order to conserve stock options for award to other key employees in the company’s operating units, for fiscal year 2005, Messrs. Hannigan and Wheeler received only 50% of the number of stock options to which they were entitled as described above. They received the value of the unawarded options, calculated according to the currently recognized Black-Scholes’ method for valuing stock options, in stock units, as described below. Therefore, option awards for each such officer were as follows: Mr. Hannigan — 203,979 shares, and Mr. Wheeler — 29,694 shares. The stock unit awards for each such officer were as follows: Mr. Hannigan — 82,153 shares, and Mr. Wheeler — 11,958 shares.

     Vesting. Once granted, fiscal year 2005 awards in the form of options, deferred cash, restricted stock and stock units become exercisable at the rate of 8-1/4% per quarter in the fiscal year in which granted, 8-1/4% per quarter in the following fiscal year and 8-1/2% per quarter in the third fiscal year, so that it is fully vested in three years. For fiscal year 2006 the vesting schedule for each type of award will be changed so that it occurs more slowly, with one-third of the award vesting one year after grant, another one-third vesting two years after the grant, and the final one-third vesting at the end of the third year.

CEO Compensation for Fiscal 2005

     The committee regards compensation of the chief executive officer to be among its most important responsibilities. The chief executive officer should be properly incentivized and properly rewarded. We incentivize the chief executive officer to lead the business in a direction that will maximize stockholder value over the long-term, not just the next year. We reward the chief executive officer for performance consistent with the business plan, using at-risk incentive compensation that pays significant sums only for high levels of performance.

     Mr. Eller, the chief executive officer of Centex, has no employment agreement and serves at the pleasure of the board. He participated with other named executive officers under a performance plan subject to the Centex Metrics. The amount of cash and other compensation received by Mr. Eller for fiscal 2005 is described above and in the Summary Compensation Table.

     Mr. Eller received an annual base salary of $860,000 in fiscal year 2005. His salary was 15% below the median salary of chief executive officers in Centex’s peer group. The committee has set Mr. Eller’s annual base salary for fiscal year 2006 at $900,000, which reflects an increase of 4.65%. The committee’s consultant confirmed that the new salary remains below the median salary of chief executive officers in Centex’s peer group.

     During fiscal 2005, net earnings from continuing operations grew 30% over last year to $1.011 billion, and the pre-tax margin exceeded 12.2%, an improvement of 110 basis points over last year. Also, during fiscal 2005, Centex’s revenues grew 24% to $12.86 billion; earnings per share from continuing operations grew 27% to $7.64 and return on average stockholders’ equity was 28%.

     Mr. Eller’s short-term incentive compensation for fiscal 2005 was worth $13,147,732. It consisted of cash of $5,000,000 and 142,046 shares of restricted stock. The restricted shares were awarded in lieu of cash because of the cash limitation policy described earlier in this report.

     Mr. Eller’s long-term incentive compensation for fiscal 2005 was worth $9,892,800. It consisted of a deferred cash award of $2,473,200, options to purchase 216,000 shares of our common stock, and 43,117 shares of restricted stock, as more fully described above.

Executive Compensation for Fiscal Year 2006

     The committee approved performance goals and incentive compensation potentials for the named executive officers for fiscal year 2006, other than for Mr. Smerge, who has retired. Working with senior management and the committee’s compensation consultant, the committee reviewed the company’s business plans for fiscal year 2006. It also reviewed the forecasted earnings-per-share growth of a peer group of large publicly owned homebuilding companies for a comparable period, drawing on publicly available information for the comparison. This gave the committee an indication of the peer group’s forecasted average earnings growth for fiscal 2006. The committee set performance goals that effectively require the company to increase earnings in fiscal year 2006 at a higher rate than the forecasted average for the peer group in order for Messrs. Eller and Hannigan to receive incentive compensation pay in fiscal year 2006 comparable to that which they were awarded in fiscal year 2005. The same is true of the other named executive officers in this proxy.

     Individual performance goals for short-term incentive compensation for fiscal 2006 for all the named executive officers (other than Mr. Hannigan) relate to net earnings growth and pre-tax margin improvement. The individual performance goal for long-term incentive compensation for all but Mr. Hannigan is return on stockholders’ average equity. Mr. Hannigan’s individual performance goals for short-term incentive compensation for fiscal 2006 relate to homebuilding operating margin and customer satisfaction, as well as a growth measure and a business process measure. His individual performance goals for long-term incentive compensation relate to return on average net assets and homebuilding earnings growth.

     The compensation committee approved increases of the base salaries for the named executive officers, effective as of April 1, 2005, which ranged from 2.8% to 5%.

Limits on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers at the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

     For the bonuses paid to executives to be deductible by Centex, the company must achieve the specified performance metrics set for each fiscal year under the Centex Corporation 2003 Annual Incentive Compensation Plan and the Centex Corporation 2003 Equity Incentive Plan.

     The committee designed the principal components of executive compensation to ensure full deductibility of compensation paid to the named executive officers for fiscal year 2005. The committee believes, however, that stockholder interests are best served by not restricting the committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.

Option Compensation Expense

     Effective April 1, 2003, Centex began expensing all newly issued stock options under the fair value measurement provisions of Statement of Financial Accounting Standards No. 123, by which Centex will recognize compensation expense of a stock option award to an employee based on the fair value of the award on the grant date. Compensation expense of restricted stock and stock unit awards to an employee are based on the stock price at grant date and deferred cash awards are based on the amount of the award. The compensation expense for stock options, restricted stock, stock units and deferred cash is recognized over the vesting period.

Other Matters

     In addition to base salary, the executive officers of Centex are also eligible to receive other benefits, such as medical benefits and Profit Sharing Plan contributions, that are generally available to employees of Centex, and some that are not generally available, like contributions under Centex’s Supplemental Executive Retirement Plan, or SERP, discretionary retired long-term employee medical benefits, and coverage under the Salary Continuation Plan.

     In fiscal year 1995, the board approved the SERP for certain employees participating in the Profit Sharing Plan. Applicable regulations set a limit (currently $210,000) of annual compensation that may be considered in determining Centex’s contribution to the Profit Sharing Plan for the account of an eligible participant. The SERP was established to eliminate the adverse treatment that higher-salaried employees receive under the regulation by accruing funds for each participant in an amount equal to the contribution that he or she would have received under the Profit Sharing Plan had 100% of his or her annual salary been eligible for a profit sharing contribution. Contributions accrued under the SERP for the benefit of the named executive officers vest under the same terms and conditions as the Profit Sharing Plan. Bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients’ accounts under either the Profit Sharing Plan or the SERP.

     In May 2004, the compensation committee recommended, and the board approved, amendments to certain of Centex’s compensation plans to provide for immediate vesting of outstanding grants and awards under the plans upon a recipient’s retirement if the recipient is at least 55 years old, has at least ten years of service with Centex or a subsidiary and the sum of age and years of service is at least 70.

Compensation and Management Development Committee

Thomas M. Schoewe, Chair
Dan W. Cook III
Clint W. Murchison, III
James J. Postl

Compensation Committee Interlocks and Insider Participation

     None.

Employment and Other Agreements

Employment Agreements

     Centex has no employment agreement with Mr. Eller, our chief executive officer.

     Centex entered into an employment agreement with Leldon E. Echols, our executive vice president and chief financial officer, when he joined Centex in June 2000. The agreement provides for (a) a term that at all times has a remainder of two years, (b) discretionary bonuses and certain other fringe benefits, (c) the payment to Mr. Echols of two years’ base salary if he dies or becomes disabled, or if his employment is terminated by Centex for any reason (other than for cause) or by his voluntary resignation at a time when Centex is in breach of the agreement and (d) if Mr. Echols voluntarily resigns, or Centex terminates his employment for any reason other than cause, within two years after the occurrence of a change in control of Centex, the payment to him of two years’ base salary plus his average bonus for the two fiscal years preceding the fiscal year in which the change in control occurred. The agreement also provides for a minimum annual base salary of $550,000 commencing April 1, 2005.

     Although he remained a director, David W. Quinn retired as vice chairman of our board and an employee of Centex on March 31, 2002. In connection with his retirement, Centex entered into a consulting agreement with Mr. Quinn pursuant to which he provided Centex with consulting services related to acquisitions and dispositions, strategic, financial and structural planning and certain pending litigation. The agreement provided for annual compensation of $400,000 commencing April 1, 2002 and continuing for the first 24 months of the five-year term of the agreement. Centex and Mr. Quinn mutually terminated the consulting agreement effective March 31, 2004. The termination agreement provides that Centex will (a) continue, through March 31, 2007, to provide Mr. Quinn with the medical and dental coverages that were provided to him as an employee of Centex at March 31, 2002, subject to any changes of general application in the medical and dental programs, and (b) continue to pay to him all deferred compensation owing to him relating to his prior employment. Mr. Quinn continues to serve as a director of Centex with a term scheduled to expire at the 2007 annual meeting. He receives the same compensation as other non-employee directors for his services as a director.

     There are no other employment agreements with any of the named executive officers.

Equity Plans Change in Control Provisions

     Under the terms of the company’s equity plans, awards are generally subject to special provisions upon the occurrence of a defined “change in control” transaction unless otherwise provided in the applicable award agreement. Under the plans, if a change in control occurs, any outstanding stock options, restricted stock or other plan awards would generally become immediately fully vested and exercisable, with performance-based equity awards vested at target levels.

Salary Continuation Plan

     The company maintains a salary continuation plan for certain executives. Coverage under this plan provides that, if a participating executive dies while employed by the company, the designated beneficiary is entitled to receive an amount equal to 100% of the executive’s salary in effect at the date of death for the first year after such date of death and 50% thereof during the years remaining until the date that would have been the executive’s 65th birthday. Centex is the owner of life insurance on the lives of the participating executives under a group plan to fund a portion of the anticipated benefits.

Such insurance is not for the benefit of the participant.

No Defined Benefit Pension Plans

     Except for the salary continuation plan, Centex has no defined benefit, pension or retirement plan for key executives.

Benefits and Perquisites

     The company provides its executive officers with employee benefits and perquisites. Except as specifically noted elsewhere in this proxy statement, the employee benefits programs in which our executive officers participate (which provide benefits such as medical benefits coverage, group term life insurance protection, and annual contributions to qualified savings plan) are generally the same programs offered to substantially all the company’s salaried employees.

     The perquisites available to our executive officers include the availability of a leased automobile or an automobile allowance, a modest stipend for health or country club membership, travel benefits, and reimbursement for an annual physical exam.

Compensation Tables

     The following table shows the cash and non-cash compensation for each of the last three fiscal years (or such shorter period of time during which the person was an executive officer) awarded to or earned by the individual who served as our chief executive officer during fiscal year 2005, our four other most highly compensated executive officers at the end of fiscal year 2005, and a retired executive officer. We refer to these individuals as the named executive officers.

Summary Compensation Table

		Annual			Long-Term
		Compensation			Compensation Awards (1)
					Restricted Stock Awards			All Other Compensation ($)
				Other
				Annual		Deferred	Securities
Name and				Compen-	Restricted	Stock	Underlying	Profit
Principal Position	Fiscal	Salary	Bonus	sation	Stock	Units	Options	Sharing	SERP	Other
in Fiscal 2005	Year	($)	($) (2)	($) (3)	($) (4)	($) (5)	(#) (6)	Plan (7)	(8)	(9)
Timothy R. Eller,	2005	860,000	5,000,000	40,151	10,620,950	—	216,000	20,597	64,625	2,473,200
Chairman,	2004	825,000	11,008,224	23,876	1,859,907	—	216,000	20,084	61,875	1,859,907
Chief Executive	2003	800,000	6,786,772	—	1,221,821	8,141,113	218,754	20,069	56,875	1,758,458
Officer, Director (10)
Leldon E. Echols,	2005	535,000	2,000,000	17,202	2,297,383	—	75,000	20,340	32,625	858,750
Executive Vice	2004	520,000	2,896,901	7,594	774,961	—	90,000	19,827	31,500	774,961
President and	2003	500,000	1,600,000	—	558,492	—	99,990	19,811	29,375	559,350
Chief Financial Officer
Andrew J. Hannigan,	2005	750,000	12,932,402	6,766	—	4,712,296	203,979	20,578	52,625	—
Chairman and Chief
Executive Officer of
Centex Homes (11)
Raymond G. Smerge,	2005	307,500	3,899,336	24,178	—	—	—	20,647	16,262	—
Executive Vice	2004	395,000	2,234,752	6,075	—	—	—	20,134	19,252	2,572,197
President, Chief	2003	380,000	1,215,000	—	446,794	—	79,992	20,118	17,500	916,530
Legal Officer and
Secretary (12)
Robert S. Stewart,	2005	300,000	2,000,000	6,937	632,451	—	40,000	20,340	9,250	479,402
Senior Vice Pres. -	2004	290,000	1,241,529	3,832	413,313	—	48,000	19,827	8,750	435,293
Strategy and	2003	280,000	700,000	—	297,866	—	53,328	19,811	7,563	321,315
Corporate Development
(13)
Jonathan R. Wheeler	2005	325,000	2,471,928	1,637	—	685,911	29,694	20,360	11,625	—
Senior Vice Pres. -
Organization
Development (14)

(1)	On January 30, 2004, in accordance with the terms of our stock compensation plans, we made equitable adjustments to all outstanding Centex stock options and deferred stock units to take into account the distribution by us to our stockholders on that date of all of our shares of Centex Construction Products, Inc. (now called Eagle Materials Inc.), our former construction products subsidiary. On March 12, 2004, we made proportionate adjustments to all outstanding Centex stock options and deferred stock units to take into account the two-for-one split of our common stock effected on that date. The stock option share numbers for fiscal year 2003 under the column “Securities Underlying Options” reflect these adjustments.

(2)	Cash bonuses for services rendered in fiscal years 2005, 2004 and 2003 have been listed in the year earned but were paid in the following fiscal year.

(3)	The amounts shown in this column represent reimbursement of certain tax payments and interest payments earned on prior year deferred cash awards in excess of an applicable federal reference point. The value of perquisites and other personal benefits are not disclosed because they do not exceed the lesser of $50,000 or ten percent of any named executive officer’s total salary and bonus.

(4)	The values shown in this column relate to shares of restricted stock awarded to the named executive officers under our 2001 Stock Plan or our 2003 Equity Incentive Plan. The awards have been listed in the fiscal year in which the related performance took place but were made in the following fiscal year. The values shown were calculated by multiplying the number of shares of restricted stock awarded by the closing price of Centex common stock on the NYSE on the date of the award. The total number of shares of restricted stock awarded were as follows: (a) for fiscal year 2005: Mr. Eller — 185,163 shares; Mr. Echols — 40,052 shares; and Mr. Stewart — 11,026 shares; (b) for fiscal year 2004: Mr. Eller — 41,112 shares; Mr. Echols — 17,130 shares; and Mr. Stewart — 9,136 shares; and (c) for fiscal year 2003 (after taking into account the March 2004 two-for-one split): Mr. Eller — 34,544 shares; Mr. Echols — 15,790 shares; Mr. Smerge — 12,632 shares; and Mr. Stewart — 8,422 shares.

The shares of restricted stock vest over time according to the schedule set forth in the restricted stock award. The restricted stock awarded for fiscal years 2005, 2004 and 2003 vests at the rate of 8-1/4% per quarter in the fiscal year in which awarded, 8-1/4% per quarter in the following fiscal year and 8-1/2% per quarter in the third fiscal year, so that the stock is fully vested in three years. The restricted stock is forfeited if, before the vesting date, the holder ceases to be an employee of Centex or its affiliates, but all shares of restricted stock vest immediately upon the holder’s death or disability or under certain limited circumstances upon retirement. Holders of restricted stock have the right to vote and receive dividends on the shares.

As of May 26, 2005, the record date for the annual meeting, the total number and value (based on the closing price of Centex common stock on the NYSE on March 31, 2005) of all shares of restricted stock held by the named executive officers were as follows: Mr. Eller — 274,451 shares ($15,717,809); Mr. Echols — 56,904 shares ($3,258,892); and Mr. Stewart — 20,016 shares ($1,146,316). The values stated do not reflect any diminution in value attributable to the restrictions on the shares.

(5)	The values shown in this column for Mr. Eller relate to deferred stock units awarded under our Long Term Incentive Plan, or LTIP. The values shown in this column for Mr. Hannigan and Mr. Wheeler relate to deferred stock units awarded under our 2003 Equity Incentive Plan. The awards have been listed in the fiscal year in which the related performance took place but were made in the following fiscal year, unless otherwise noted below. The values shown were calculated by multiplying the number of deferred stock units awarded by the closing price of Centex common stock on the NYSE on the date of the award. The deferred stock units represent the right to receive on the payout date specified in the award a number of shares of Centex common stock equal to the number of units awarded, subject to certain vesting requirements. The units do not entitle the recipients to receive dividends or to any other rights as a stockholder.

The amount shown for Mr. Eller for fiscal year 2003 represents two awards totaling 115,085 deferred stock units. Of these units, 15,085 were awarded for fiscal year 2003 performance and 100,000 were awarded in conjunction with Mr. Eller’s promotion to president and chief operating officer of Centex in April 2002. The 15,085 unit award vests at the rate of 8-1/4% per quarter in fiscal year 2004, 8-1/4% per quarter in fiscal year 2005 and 8-1/2% per quarter in fiscal year 2006. The 100,000-unit award will vest only if Mr. Eller remains in a senior management position with Centex through March 31, 2008. Except for the 100,000 unit award, the vested portion of each deferred stock unit award is payable on the seventh anniversary of the date of grant or, if earlier, on termination of Mr. Eller’s employment, and each award will vest immediately under certain limited circumstances upon Mr. Eller’s retirement. The 100,000-unit award is payable on April 1, 2008, but only if Mr. Eller remains in a senior management position with Centex through March 31, 2008.

The 2005 unit awards to Mr. Hannigan and Mr. Wheeler vest at the rate of 8-1/4% per quarter in fiscal year 2006, 8-1/4% per quarter in fiscal year 2007, and 8-1/2% per quarter in fiscal year 2008.

The deferred stock units stated above in this footnote for Mr. Eller reflect the actual numbers of units awarded. The awards were subsequently adjusted as described in footnote 1 above. As of May 26, 2005, the record date for the annual meeting, the total number and value (based on the closing price of Centex common stock on the NYSE on March 31, 2005) of all deferred stock units held by the named executive officers were as follows: Mr. Eller — 291,826 shares ($16,712,875); Mr. Hannigan — 270,915 shares ($15,515,302); and Mr. Wheeler — 45,588 shares ($2,610,825).

(6)	Options shown for a fiscal year were granted effective in the following fiscal year, but are included for the fiscal year shown because the grants related to performance during that fiscal year. The options are exercisable at the rate of 8-1/4% per quarter in the fiscal year in which granted, 8-1/4% per quarter in the following fiscal year and 8-1/2% per quarter in the third fiscal year. All the options have a seven-year term. Centex has not issued any stock appreciation rights.

(7)	The amounts shown in this column represent Centex contributions to, and forfeitures allocated to, the accounts of the named executive officers pursuant to our Profit Sharing Plan. All such amounts are fully vested in the individuals, except for the amounts shown for Mr. Echols and Mr. Stewart, which are 60% vested as of March 31, 2005.

(8)	The amounts shown in this column represent Centex contributions to the accounts of the named executive officers pursuant to our SERP. All such amounts are fully vested in the individuals, except for the amounts shown for Mr. Echols and Mr. Stewart, which are 60% vested as of March 31, 2005.

(9)	The amounts shown in this column for all the named executive officers represent (except as otherwise stated for Mr. Smerge for fiscal 2003 in footnote 12 below) deferred cash compensation subject to vesting requirements awarded to the named executive officers in lieu of a portion of the stock option awards to which they were entitled as long-term compensation for that fiscal year. The deferred cash compensation is included for the fiscal year in which the related performance took place, but was awarded in the following fiscal year. The deferred cash compensation vests at the rate of 8-1/4% per quarter in the fiscal year in which awarded, 8-1/4% per quarter in the following fiscal year and 8-1/2% per quarter in the third fiscal year. The deferred cash compensation bears interest at Centex’s current blended borrowing cost, as determined quarterly by Centex’s treasurer. Such cost (on a weighted average basis) was 6.115% for fiscal 2005. Interest earned on deferred cash compensation for the named executive officers for fiscal year 2005 (including the amounts included in the Other Annual Compensation column and described in footnote 3 above) was as follows: Mr. Eller — $214,115; Mr. Echols — $77,950; Mr. Hannigan — $27,494; Mr. Smerge — $119,059; Mr. Stewart — $36,771; and Mr. Wheeler — $3,046. Payouts of vested amounts of deferred cash compensation will be made upon termination of the officer’s employment with Centex or pursuant to elections made by the officer at the time of grant or at limited times thereafter. Unvested amounts are subject to forfeiture upon termination of employment, except that all amounts immediately vest if employment terminates because of death, disability or vested retirement. For fiscal year 2004, Mr. Smerge received a cash award payable in January 2005, as described in footnote 12 below.

The amounts shown in this column for Mr. Stewart also include interest of $21,402 for fiscal 2005, $21,980 for fiscal 2004, and $22,995 for fiscal 2003, computed at the company’s blended borrowing cost, under a non-interest bearing loan, which is currently outstanding, to Mr. Stewart made when he joined Centex, as described in more detail under “Certain Transactions” on page 34.

(10)	Mr. Eller also serves as president of Centex. He was elected chairman of the board and chief executive officer of Centex effective April 1, 2004. In fiscal years 2004 and 2003, he served as president and chief operating officer of Centex. In fiscal year 2002, he was executive vice president of Centex and chairman, president and chief executive officer of Centex Homes.

(11)	Mr. Hannigan was elected chairman of Centex Real Estate Corporation, the managing general partner of Centex Homes, a subsidiary of Centex on April 23, 2003. He became chief executive officer of that entity in July 2002. He has been president of that entity at various times since April 1998. He became an executive officer of Centex in fiscal 2005. No fiscal 2003 or 2004 compensation information is reported for Mr. Hannigan because he was not an executive officer of Centex in those years.

(12)	Mr. Smerge retired as an employee and resigned as executive vice president, chief legal officer and secretary of Centex effective December 31, 2004. The amount shown as other compensation for Mr. Smerge for fiscal year 2004 consists of (a) a $2,479,778 deferred cash award made to him in lieu of the stock option award to which he was entitled as long-term compensation for fiscal 2004, payable in January 2005, and (b) $92,419 representing cash payments to him in connection with his exercise in fiscal 2004 of certain Centex stock options.

(13)	Mr. Stewart’s employment with Centex commenced May 15, 2000, and he became an executive officer in fiscal 2003.

(14)	Mr. Wheeler was senior vice president — organization development of Centex Homes at the beginning of fiscal 2005. He became an executive officer of Centex in fiscal 2005. No fiscal 2003 or 2004 compensation information is reported for Mr. Wheeler because he was not an executive officer of Centex in those years.

     The following table describes stock options granted to the named executive officers for fiscal year 2005.

Fiscal Year 2005 Option Grants

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation for
	Individual Option Grants (1)				Option Term
	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees	Price	Expiration
Name	Granted (#)	in Fiscal Year	($/Sh) (2)	Date	5% ($)	10% ($)
Timothy R. Eller	216,000	12.5	$57.36	5/12/12	5,043,600	11,754,720
Leldon E. Echols	75,000	4.4	$57.36	5/12/12	1,751,250	4,081,500
Andrew J. Hannigan	203,979	11.8	$57.36	5/12/12	4,762,910	11,100,537
Raymond G. Smerge	—	—	—	—	—	—
Robert S. Stewart	40,000	2.3	$57.36	5/12/12	934,000	2,176,800
Jonathan R. Wheeler	29,694	1.7	$57.36	5/12/12	693,355	1,615,947

(1)	These options were granted under our 2001 Stock Plan effective as of May 12, 2005, but are included for fiscal year 2005 because the grants related to performance during that fiscal year. These options are also listed in the Summary Compensation Table under the column “Securities Underlying Options.” Accordingly, information regarding options granted effective May 14, 2004 relating to performance during fiscal year 2004 (which was disclosed in our 2004 proxy statement under “Option/SAR Grants in Last Fiscal Year”) is not included in this table, but is included in the Summary Compensation Table above for fiscal year 2004.

(2)	These options were granted at an exercise price of $57.36 per share, which was equal to the closing price of Centex common stock on the NYSE on May 12, 2005. The options become exercisable at the rate of 8-1/4% per quarter in the fiscal year in which granted, 8-1/4% per quarter in the following fiscal year and 8-1/2% per quarter in the third fiscal year, and also become exercisable upon a change in control of Centex, as defined in the 2001 Stock Plan.

     The following table shows information with respect to stock options exercised by the named executive officers in fiscal year 2005 and stock options held by them at March 31, 2005.

Fiscal Year 2005 Option Exercises and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at		at Fiscal Year-End ($) (1)
			Fiscal Year-End (#)
	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)(2)	Exercisable	Unexercisable	Exercisable (3)	Unexercisable
Timothy R. Eller	—	—	2,115,011	320,199	84,146,609	7,129,522
Leldon E. Echols	—	—	520,659	169,281	19,307,454	4,619,987
Andrew J. Hannigan	—	—	1,143,947	281,041	41,997,833	5,526,520
Raymond G. Smerge	100,000	4,053,524	136,422	—	3,986,263	—
Robert S. Stewart	—	—	198,799	80,289	7,056,889	2,045,472
Jonathan R. Wheeler	—	—	102,699	51,044	3,271,339	1,091,130

(1)	Represents the difference between the closing price of Centex common stock on the NYSE on March 31, 2005 ($57.27 per share) and the exercise price of the option, multiplied by the number of shares covered by the option, and includes, if applicable, a cash bonus payable in connection with the exercise of the option at the time of exercise as described in footnote 3 below.

(2)	Represents the difference between the closing price of Centex common stock on the NYSE on the date of exercise of the option and the exercise price of the option, multiplied by the number of shares acquired on exercise.

(3)	Amounts include the following cash payments to be made in connection with the exercise of certain of the stock options at the time of exercise: Mr. Eller — $1,639,227.

Equity Compensation Plans

     The following table sets forth information about our equity compensation plans, other than tax qualified plans, as of March 31, 2005.

(c)
Number of
	(a)				securities
	Number of				remaining available
	securities		(b)		for future issuance
	to be issued		Weighted-average		under equity
	upon exercise		exercise		compensation plans
	of outstanding		price of		[excluding
	options,		outstanding		securities
	warrants		options, warrants		reflected in
Plan Category	and rights		and rights		column (a)]
Equity compensation plans approved by our stockholders (1) (2)	6,476,788	(3)	$22.80		6,342,877	(3)
Equity compensation plans not approved by our stockholders (2) (4)	9,147,734	(5)	$23.57	(5)	52,663	(5)

Total	15,624,522				6,395,540

(1)	These plans consist of our 2003 Equity Incentive Plan, 2001 Stock Plan and 1987 Stock Option Plan. The 2003 Equity Incentive Plan provides for the grant of stock options, stock awards, restricted stock, stock units, cash and performance awards. The 2001 Stock Plan and the 1987

Stock Option Plan provide for the grant of stock options and restricted stock. Our compensation committee administers these plans and has the authority to make grants thereunder.

(2)	All the plans provide for immediate vesting of outstanding grants and awards upon a change in control of Centex, as defined in the plans.

(3)	Of the amount shown in column (a), 1,646,650 shares relate to the 2001 Stock Plan, 3,961,386 shares relate to the 1987 Stock Option Plan and 868,752 shares relate to the 2003 Equity Incentive Plan. Of the amount shown in column (c), 5,209,387 shares remain available under the 2003 Equity Incentive Plan and 1,133,490 shares remain available under the 2001 Stock Plan. No shares remain available under the 1987 Stock Option Plan. Subsequent to March 31, 2005, awards were made of options, restricted stock and stock units covering an aggregate of 2,484,259 shares under these plans.

(4)	These plans consist of our 1998 Employee Non-Qualified Stock Option Plan and LTIP. The 1998 Employee Non-Qualified Stock Option Plan provides for the grant of stock options to employees of Centex and its affiliates, other than officers and directors of Centex. All options are granted with an exercise price equal to the fair market value of Centex common stock on the date of grant. The LTIP provides for the award of deferred stock units convertible into shares of Centex common stock at a payout date specified in the award. Generally, awards vest over a three-year period and are paid seven years after the date of award or, if earlier, on termination of employment. Our compensation committee administers these plans and has the authority to make grants and awards thereunder. The compensation committee is permitted to make an early payout of LTIP awards in its discretion.

(5)	Of the amount shown in column (a), 7,565,988 shares relate to the 1998 Employee Non-Qualified Stock Option Plan and 1,581,746 shares relate to the LTIP. Of the amount shown in column (c), 22,677 shares remain available under the 1998 Employee Non-Qualified Stock Option Plan and 29,986 shares remain available under the LTIP. The exercise price shown in column (b) relates only to options outstanding under the 1998 Employee Non-Qualified Stock Option Plan. Subsequent to March 31, 2005, awards were made of options covering an aggregate of 28,667 shares under these plans.

Performance Graph

     The following graph compares the yearly change in the cumulative total stockholder return on Centex common stock during the five fiscal years ended March 31, 2005 with the S&P 500 Index and the S&P Home Building Index.

     The comparison assumes $100 was invested on March 31, 2000 in Centex common stock and in each of the foregoing indices, and assumes reinvestment of dividends in the form of cash or property. This graph is not intended to forecast the future performance of our common stock and may not be indicative of such future performance.

     On January 30, 2004, Centex spun-off shares of common stock and Class B common stock of Eagle Materials Inc. f/k/a Centex Construction Products, Inc., which we refer to as Construction Products, to its stockholders. For each share of Centex common stock owned, stockholders received 0.044322 shares of Construction Products common stock and 0.149019 shares of Construction Products Class B common stock. On June 30, 2003, Centex spun-off its stock in Cavco Industries, Inc. to its stockholders. For each share of Centex common stock owned, stockholders received 0.05 shares of Cavco. On the respective distribution dates, this number of shares had a public market value of approximately $4.32, $8.13 and $.97, respectively. For purposes of the graph below, it is assumed that each share of Construction Products and Cavco received in the distribution was immediately sold for its market value and the proceeds reinvested in additional shares of Centex common stock. The value of Centex common stock at March 31, 2005 therefore includes the value of the spin-off shares but not the separate performance of those securities since the respective dates of the spin-offs.

Centex Corporation
	2000	2001	2002	2003	2004	2005
Centex Corporation	$100	$176	$220	$231	$513	$545

S & P 500 Index	$100	$78	$79	$59	$80	$85

S & P HB Index	$100	$175	$219	$231	$491	$616

     If stockholders had held the distributed securities of Construction Products and Cavco, instead of selling them and reinvesting the proceeds in Centex common stock, as some of our stockholders did, the combined value at March 31, 2005 of their Centex common stock and their shares of Construction Products and Cavco (expressed in the same manner as the cumulative stockholder return for Centex in the chart above), would have been $580.42.

CERTAIN TRANSACTIONS

     In fiscal 2005, Timothy R. Eller, our chairman of the board and chief executive officer, purchased a home in Montefaro, a luxury community in La Jolla, California, from Centex Homes. The purchase price was $2,309,859. As determined by the audit committee, this purchase transaction was made in the ordinary course of business, was made on substantially the same terms, including purchase price, as those prevailing at the time for comparable transactions with other persons not affiliated with Centex, and did not present any unfavorable terms to Centex Homes.

     Centex loaned $350,000 to Robert S. Stewart, our senior vice president — strategy and corporate development, when he joined Centex in May 2000 and relocated to Dallas. Mr. Stewart used the proceeds of the loan to purchase his Dallas residence. The loan, which is unsecured and the full balance of which remains outstanding, does not bear interest and is payable in one installment on November 15, 2005. The carrying cost to Centex is deemed to be its blended borrowing cost, which was 6.115% for fiscal 2005.

     In August 2003, when Jonathan R. Wheeler was an officer of Centex Homes, Mr. Wheeler obtained a construction loan from CTX Mortgage Company, LLC to finance the purchase and construction of a vacation residence. Mr. Wheeler became an executive officer of Centex during fiscal 2005. At March 31, 2005, the balance of the loan was $1,113,411. During fiscal 2005, the weighted average interest on the loan was 4.7%. In April 2005, Mr. Wheeler reduced the balance of the loan to $750,000 and, pursuant to a right granted at the inception of the loan, elected to change the interest rate to 5.25%, which adjusts each five years. CTX Mortgage anticipates selling the loan to a third party in June 2005. The loan was made in the ordinary course of business, was made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons not affiliated with Centex, and did not involve more than the normal risk of collectability or present other unfavorable terms.

     In fiscal 2005, Mr. Wheeler purchased a lot in The Hollows, a luxury community in

Jonestown, Texas, on Lake Travis, from Centex Homes. The purchase price paid was $375,000. This purchase transaction was made in the ordinary course of business, was made on substantially the same terms, including purchase price, as those prevailing at the time for comparable transactions with other persons not affiliated with Centex, and did not present any unfavorable terms to Centex Homes.

AUDIT COMMITTEE REPORT

To the Board of Directors of Centex Corporation:

     We have reviewed and discussed with management Centex Corporation’s audited financial statements as of and for the fiscal year ended March 31, 2005.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Centex Corporation and its affiliates is compatible with the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Centex Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

Audit Committee

Barbara T. Alexander, Chair
Thomas J. Falk
Frederic M. Poses
May 19, 2005

APPOINTMENT OF INDEPENDENT AUDITORS

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

     Ernst & Young LLP acted as our independent auditors to audit our books and records for fiscal year 2005, and the audit committee has appointed Ernst & Young as our independent registered public accounting firm for fiscal year 2006, subject to ratification by Centex stockholders.

     Our corporate governance guidelines provide that our stockholders will have the opportunity to ratify the appointment of our independent auditors. The guidelines provide for this opportunity because we believe ratification of the appointment is good corporate practice and because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Centex and our stockholders.

     Representatives of Ernst & Young are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board

     Our board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2006.

Audit Fees

     The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young, our independent auditors. Ernst & Young reports directly to the audit committee. The audit committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young after May 6, 2003. Under these policies, the committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Services that do not come under this authority must be pre-approved separately by the committee or, for services that do not exceed $200,000, by a member of the committee. Any such member must report the pre-approval at the next audit committee meeting. In determining whether or not to pre-approve services, the audit committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young.

     The following table presents the aggregate fees billed for professional services by Ernst & Young in the last two fiscal years:

	Fiscal 2005	Fiscal 2004
Type of Fees	(in thousands)	(in thousands)
Audit Fees	$4,126	$2,542
Audit-Related Fees	130	222
Tax Fees	—	13
All Other Fees	—	—

Total	$4,256	$2,777

     As used in the table:

•	“Audit Fees” are fees for professional services rendered by Ernst & Young for the audit of our financial statements included in our Form 10-K report and the review of our financial statements included in our Form 10-Q reports or services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.

•	“Audit-Related Fees” are fees for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of the financial statements, including audits of employee benefit plans, accounting consultations, procedures performed related to securitizations and, in fiscal 2004, services with assisting us in preparing for Section 404 of the Sarbanes-Oxley Act.

•	“Tax Fees” means fees for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning.

•	“All Other Fees” includes all other fees for products and services provided by Ernst & Young.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and the NYSE. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file with the SEC.

     Based solely on our review of the copies of such reports received by us with respect to fiscal year 2005 or written representations from certain reporting persons, we believe that our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, have complied with all filing requirements of Section 16(a) for fiscal year 2005 applicable to such persons.

Stockholder Proposals

     Our 2006 annual meeting of stockholders is scheduled to be held on July 13, 2006. In order to be considered for inclusion in our proxy material for that meeting, stockholder proposals must be received at our executive offices, addressed to the attention of Centex’s secretary, not later than February 15, 2006.

     For any proposal that is not submitted for inclusion in our proxy material for the 2006 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Securities Exchange Act of 1934 permits our management to exercise discretionary voting authority under proxies it solicits unless we are notified about the proposal on or before April 29, 2006 and the stockholder submitting the proposal satisfies the other requirements of

Rule 14a-4(c). Our by-laws also provide that, to be considered at the 2006 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by Centex’s secretary at our executive offices no later than April 13, 2006, and must contain the information specified by and otherwise comply with our by-laws. Any stockholder wishing to receive a copy of our by-laws should direct a written request to Centex’s secretary at our principal executive offices.

Withdrawn Stockholder Proposal

     The Nathan Cummings Foundation notified the company that they intended to present a stockholder proposal for action by the stockholders at the 2005 annual meeting. The proposal addressed concerns about global warming and energy efficiency and requested stockholders to approve a resolution requesting that a committee of independent directors of the board of directors assess how the company is responding to the rising regulatory, competitive, and public pressure to significantly reduce carbon dioxide and other greenhouse gas emissions and report to the stockholders (at reasonable cost and omitting proprietary information) by September 1, 2005.

     The company recognizes that energy efficient homes consume less energy, which should have a positive impact on greenhouse gas emissions. In discussions about the proposal the company and the proponent agreed that they share a common interest in recognizing and satisfying customer demand for energy efficiency in home design. Furthermore, the company provided to the proponent evidence of the company’s efforts to build and market energy efficient homes in certain of its divisions. For example, in cooperation with the Davis Energy Group and with support from the U.S. Department of

Energy’s “Building America” and “Zero Energy Home” programs, the company opened in 2001 its 21st Century Performance Home in Livermore, California which uses many energy saving features in an attempt to achieve an annual electric bill of zero dollars (see www.davisenergy.com/zeh/). Finally, in response to the proposal, and building on discussions with the proponent, the company intends to add to its website (www.centex.com) information, for its customers to read, about the energy efficient homes that the company builds and sells.

     Because the proponent determined that the company is actively addressing the issues raised in this proposal, the proponent agreed to withdraw the proposal.

Electronic Delivery of Future Annual Reports and Proxy Statements

     If you wish to receive future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, you will not have the option of electing electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing proxy materials and annual reports to you beginning next year and send you an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report.

Form 10-K

     Stockholders entitled to vote at the annual meeting may obtain a copy our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, including the financial statements, required to be filed with the SEC, without charge, upon written or oral request to Centex Corporation, Attention: James R. Peacock III, Secretary, 2728 N. Harwood, Dallas, Texas 75201, telephone (214) 981-5000. This year our Annual Report on Form 10-K (excluding exhibits) is a part of our 2005 Annual Report to Stockholders, which is being sent with this proxy statement.

Centex Website

     In this proxy statement, we state that certain information and documents are available on the Centex website. These references are merely intended to suggest where additional information may be obtained by our stockholders, and the materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this proxy statement.

By Order of the Board of Directors

James R. Peacock III

Vice President, Deputy General Counsel
and Secretary

Dallas, Texas
June 14, 2005

Annex 1

Amended and Restated Audit Committee Charter

1.      General.

          The Audit Committee of Centex Corporation (the “Committee”) has been designated by the Board of Directors (the “Board”) of Centex Corporation (the “Company”) to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors.

          The Committee shall have and may exercise all the powers of the Board, except as may be prohibited by law, with respect to all matters encompassed by this Amended and Restated Audit Committee Charter (the “Charter”), and shall have all the power and authority required under (i) the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”) thereunder as in effect and as modified from time to time (collectively, the “Sarbanes-Oxley Act”) and (ii) the corporate governance and other listing standards of the New York Stock Exchange (the “NYSE”) as in effect from time to time (the “NYSE Standards”).

          In addition to its specific responsibilities regarding the engagement of the independent auditors, the Committee shall serve in a board-level oversight role in which it will provide counsel and direction to management and the Company’s independent auditors on the basis of the information it receives, discussions with management and the independent auditors, and the experience of the Committee’s members in business, financial and accounting matters.

2.      Membership.

          The Committee shall consist of at least three persons, all of whom are members of the Board. Each member of the Committee shall be a person the Board has determined satisfies the independence requirements set forth in (i) Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules adopted by the SEC thereunder as in effect from time to time and (ii) the applicable NYSE Standards, as determined by the Board.

          Each member of the Committee shall be a person the Board has determined is “financially literate” within the meaning of the NYSE Standards, as such term is interpreted by the Board in its business judgment, or shall become “financially literate” within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall be a person the Board has determined has “accounting or related financial management expertise” within the meaning of the NYSE Standards, as such qualification is interpreted by the Board in its business judgment. Furthermore, unless the Board determines that it is not necessary for an “audit committee financial expert” to serve on the Committee, at least one member of the Committee shall be a person the Board has determined is an “audit committee financial expert” within the meaning of Item 401(h) of SEC Regulation S-K.

          No member of the Committee shall serve as a member of the audit committee of more than two public companies other than the Company unless permitted under the NYSE Standards and approved by the Board. In addition, if a member of the Committee serves as a member of the audit committee of another public company (or companies), such member shall deliver a written statement to the Board and the Committee on an annual basis describing the time commitment required in order for such member to serve on the audit committee of such other public company (or companies) and any expected changes in such time commitment during the next year.

          The Board shall designate the members of the Committee, on the recommendation of the Corporate Governance and Nominating Committee, at the Board meeting (the “Annual Board Meeting”) that is held immediately after the annual meeting of the stockholders of the Company, and each Committee member shall serve until the date of the next Annual Board Meeting, unless he or she resigns, is removed or replaced or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board may or (if the Committee would otherwise have fewer than three members) shall designate another director of the Company to fill the resulting vacancy for

i

his or her unexpired term. Furthermore, if for any reason the Board does not designate the members to the Committee at an Annual Board Meeting, the directors who then comprise the Committee will continue to serve as members of the Committee until the Board takes action to designate new members of the Committee. The Board may remove or replace a member of the Committee at any time.

3.      Internal Governance and Procedures.

          The Board shall designate one member of the Committee to act as chairperson of the Committee (the “Chairperson”). Such member shall act as Chairperson until the next Annual Board Meeting unless he or she resigns, is removed or replaced or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board shall appoint another member of the Committee to serve as Chairperson for his or her unexpired term. The Chairperson shall preside over all meetings of the Committee. In addition, the Chairperson shall participate in periodically reporting the Committee’s findings and conclusions to the Board. The Board may remove or replace the Chairperson at any time.

          The Committee may establish such rules of procedure as it determines to be necessary or appropriate to conduct its business, including rules regarding notice of meetings, quorum, voting, preparation of agendas and distribution of materials, so long as such rules do not contravene the provisions of the By-Laws, the Sarbanes-Oxley Act, the NYSE Standards, other corporate governance guidelines applicable to the Committee or the express provisions of this Charter. In the absence of contrary procedures, (a) a majority of the members of the Committee shall constitute a quorum, unless the Committee is comprised of an equal number of members, in which case one-half of the members of the Committee shall constitute a quorum, and (b) the act of a majority of the members of the Committee in attendance at a meeting at which a quorum is present shall constitute the act of the Committee.

          The Committee shall meet as often as it determines, but not less than four times annually. The Committee may invite such persons, in addition to the members of the Committee, as it deems appropriate to attend all or part of any meetings. The Committee shall maintain minutes of its meetings and written records of its actions. The Committee shall be authorized to meet, as frequently as it determines is necessary or appropriate, with the Company’s director of internal audit, the Chief Financial Officer of the Company, the Chief Accounting Officer of the Company and other members of management, and the independent auditors in separate executive sessions to discuss any matters that the Chairperson or any other member of the Committee believes should be discussed privately.

          To the extent permitted by the NYSE Standards and applicable legal requirements, the Committee may delegate specified duties and responsibilities of the Committee to a subcommittee consisting of members of the Committee that is created by a vote of a majority of the members of the Committee. Without limiting the foregoing, the Committee may delegate to a subcommittee or to any of its members the authority to grant pre-approval of audit and permissible non-audit services in accordance with Section 4(b) below. Any decision of a subcommittee or member made pursuant to any authority delegated by the Committee shall be reported to the full Committee at its next scheduled meeting. Any subcommittee of the Committee shall be governed by such procedures as the Committee shall determine from time to time.

          The Committee, in carrying out its responsibilities, shall review its internal procedures periodically in order to best react to changing conditions and circumstances.

4.      Duties, Responsibilities and Processes.

          The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

          a.      General. The Committee shall perform the duties and responsibilities of an audit committee as contemplated by the Sarbanes-Oxley Act, the NYSE Standards and this Charter, and shall provide to the Board such other assistance as the Board shall request in connection with the general oversight of the Company’s financial reporting, legal and regulatory compliance, internal control and audit functions.

          b.      Independent Auditors. The Committee shall be directly responsible for the appointment, retention and, where appropriate, replacement (in each case, subject to stockholder ratification if the Board determines that seeking such ratification is necessary or appropriate) of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such registered public accounting firm being referred to herein as the “independent auditors”). The Committee shall also be directly responsible for the compensation and oversight of the work of the independent auditors, and shall have the ultimate authority to approve all audit engagement fees and terms. The independent auditors shall report directly to the Committee, and are ultimately accountable to the Board and the Committee, as opposed to the Company’s management.

          Without limiting the foregoing, the Committee shall have the duty and responsibility to:

          (i)      meet with the independent auditors prior to the audit to review the planning and staffing of the audit, and ensure that the Committee or members thereof are available to the independent auditors of the Company as requested;

          (ii)      obtain and review, at least annually, a report by the independent auditors (the “Quality Control Report”) regarding (1) the independent auditors’ internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, peer review, or Public Company Accounting Oversight Board review of the independent auditors, or raised by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, (3) any steps taken to deal with any such issues, and (4) (to assess the auditor’s independence) all relationships between the independent auditors and the Company;

          (iii)      evaluate the independent auditors’ qualifications and performance, including (1) considering whether the independent auditors’ quality controls are adequate in light of the disclosures made in the Quality Control Report, (2) reviewing and evaluating the capabilities and performance of the lead partner of the independent auditor and considering whether rotation of any of the audit partners is appropriate, and (3) taking into account the opinions of management and the Company’s internal auditors; and present the conclusions of such evaluation to the Board;

          (iv)      evaluate the information regarding the independence of the independent auditors contained in the Quality Control Report, together with the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and engage in discussions with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and present the conclusions of such evaluations and discussions to the Board;

          (v)      obtain, review and discuss at least annually reports from the independent auditors regarding:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and

•	other material written communications between the independent auditors and management, such as any management letter provided by the independent auditors and management’s response to that letter, any management representation letter, any reports on observations and recommendations on internal controls, any schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement letters;

          (vi)    discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response and any restrictions on the scope of activities or access to requested information and any significant disagreements with management;

          (vii) pre-approve all audit, review or attest engagements and pre-approve all permissible non-audit services, including the fees and terms thereof, provided by the independent auditors (subject to, and in compliance with, the de minimis exceptions for certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations adopted thereunder, which services must promptly be brought to the attention of the Committee and approved by the Committee prior to completion of the audit);

          (viii)   confirm the regular rotation of the audit partners as required by law;

          (ix)     establish hiring policies for the Company’s employment of employees or former employees of the independent auditors;

          (x)      obtain from the independent auditors assurance that, except as disclosed to the Committee by management or the independent auditors, the independent auditors have complied with their obligations to identify and report fraud in connection with their audit of the financial statements of the Company, in accordance with Section 10A(b) of the Exchange Act; and

          (xi)     consider and review with management, the independent auditors and the Company’s internal auditors in accordance with SEC rules:

•	the Company’s annual assessment of the effectiveness of its internal controls and the independent auditor’s attestation and report on the Company’s assessment;

•	the adequacy of the Company’s internal controls;

•	any related significant findings and recommendations of the independent auditors and the internal auditors together with management’s response; and

•	any other matters the Committee may determine from time to time.

               c.      Financial Statements and Financial Reporting Processes. The Committee shall provide such assistance as the Board shall request in connection with the general oversight of the integrity of the Company’s financial statements and financial reporting. Without limiting the foregoing, the Committee shall:

          (i)      review and discuss with management and the independent auditors:

•	the Company’s annual audited financial statements, as well as the specific disclosures made in management’s discussion and analysis of financial condition and results of operations accompanying such financial statements, prior to the filing of the Company’s Annual Report on Form 10-K;

•	the Company’s quarterly financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations accompanying such financial statements, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, including any matters provided in Statement on Auditing Standards No. 100 arising in connection with the Company’s quarterly financial statements;

•	major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, if necessary, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements; and

•	the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements, if necessary or appropriate;

          (ii)     recommend to the Board whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K;

          (iii)    prepare and approve the audit committee report as required by the SEC to be included in the Company’s proxy statement for the annual meeting (or in the Company’s Annual Report on Form 10-K if required to be included therein);

          (iv)     review the disclosures that the Company’s chief executive officer and chief financial officer make to the Committee and the independent auditors in connection with the certification process for the Company’s Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

          (v)      discuss in advance with management the Company’s practice with respect to the types of information to be disclosed and the types of presentations to be made in earnings press releases (including the use, if any, of “pro forma” or “adjusted” non-GAAP financial measures), as well as financial information and earnings guidance provided to analysts and rating agencies. Review any relevant items with management prior to release of any such press releases or earnings guidance. The review shall be with the Chairperson of the Committee or the full Committee, as may be appropriate;

          (vi)    discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, as well as the Company’s policies and guidelines concerning risk assessment and risk management;

          (vii)   review with management and the independent auditors the function, responsibilities, budget and staffing of the internal auditors, including the appointment or replacement of the senior internal auditing executive, and any recommended changes in the planned scope of the internal audit; and

          (viii)   review periodic reports from management with respect to related party transactions and review potential conflict of interest situations, where appropriate.

          d.           Complaints. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including any so-called “whistleblower” complaints, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          e.           Other Responsibilities. The Committee shall also:

          (i)      make regular reports to the Board;

          (ii)     review with the Company’s Chief Legal Officer, legal, disclosure or other matters that may have a material effect on the financial condition or results of operations of the Company or its compliance policies and any material reports or inquiries received from regulators, governmental agencies or other third parties regarding matters relating to or affecting the duties or responsibilities of the Committee;

          (iii)    conduct or authorize investigations into such matters within the Committee’s scope of responsibilities as the Committee shall deem appropriate;

          (iv)    obtain reports from management, the Company’s senior internal auditing executive and the independent auditors, as necessary, concerning the Company’s subsidiaries/foreign affiliated entities’ compliance with applicable legal requirements and The Centex Way or any other code of conduct adopted by the Company; and

v

          (v)      advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with The Centex Way.

          f.           Certain Limitations. It is the responsibility of the Company’s management to prepare consolidated financial statements that are complete and accurate and in accordance with generally accepted accounting principles, and it is the responsibility of the Company’s independent auditors to audit those financial statements. The Committee’s responsibility in this regard is one of oversight and review. The Committee does not provide any expert or other special assurance as to such financial statements.

          Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to initiate or conduct investigations unless directed to do so by the Board, or to assure compliance with applicable laws or regulations or The Centex Way or any other code of conduct adopted by the Company or other policies and procedures. Furthermore, the manner in which such responsibilities and powers are to be exercised should be determined by the Committee in light of the circumstances and conditions existing from time to time. In many cases, the Committee will discharge its responsibilities through evaluating information and reports presented or otherwise given to the Committee by the Company’s management, internal auditors and independent auditors. Members of the Committee are not required to assume the functions or responsibilities of full-time employees of the Company or of experts in the fields of accounting or auditing.

5.      Engagement of Advisers; Funding.

          The Committee shall have the authority to engage and obtain advice and assistance from such independent counsel and other advisers as the Committee determines to be necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, for the payment of (i) compensation to any independent auditors for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (ii) compensation to any counsel or other advisers engaged by the Committee as provided above, and (iii) the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

6.      Annual Review of Charter and Performance Evaluation of the Committee.

          The Committee shall review and reassess at least annually the adequacy of this Charter and shall recommend any changes it deems appropriate to the Board. The Committee shall annually review the Committee’s own performance. In addition, the Board shall conduct an annual performance evaluation of the Committee. After completing its annual performance evaluation of the Committee, the Board or a representative thereof shall review such evaluation or a summary thereof with the members of the Committee.

Amended and Restated

on May 12, 2005

CENTEX CORPORATION

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of four directors to serve until the Annual Meeting of Stockholders in 2008 and one director to serve until the Annual Meeting of Stockholders in 2006.

FOR all nominees listed below (except as marked to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.	☐

01 Barbara T. Alexander (2008), 02 Juan L. Elek (2008), 03 Timothy R. Eller
(2008), 04 James J. Postl (2008), 05 Ursula O. Fairbairn (2006)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

The Board of Directors recommends that you vote FOR the election of all the nominees in Item 1 and FOR Item 2.

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of independent registered public accounting firm for fiscal year 2006.	☐	☐	☐

3.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

Check MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect© at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Please sign exactly as name appears on your stock certificate. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title to such.

Signature	Signature	Date

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 and, in the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

▲    FOLD AND DETACH HERE   ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/ctx
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.centex.com

CENTEX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders — July 14, 2005

The undersigned hereby appoints Timothy R. Eller and Frederic M. Poses (acting jointly or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Centex Corporation (“Centex”) to be held July 14, 2005, or any adjournment thereof, all shares of common stock of Centex registered in the name of the undersigned at the close of business on May 26, 2005.

If the undersigned has voting rights with respect to shares of Centex common stock under a Centex or an Eagles Materials Inc. profit sharing and retirement plan (the “Plan”), then the undersigned hereby directs the trustee of the Plan to vote the shares allocated to the undersigned’s account under the Plan on all matters coming before the Annual Meeting, and at any adjournments or postponements thereof, in accordance with the instructions given herein (or if no instructions are given, as described in the following paragraph).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.

By execution of this proxy, you hereby acknowledge receipt herewith of the Notice of Annual Meeting and Proxy Statement for the July 14, 2005 Annual Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲   FOLD AND DETACH HERE   ▲

This proxy is being solicited by the Board of Directors of Centex Corporation. To ensure representation of your shares at Centex’s Annual Meeting of Stockholders, you must vote and submit the proxy by telephone, over the Internet or by marking and returning the proxy card in the enclosed envelope.

PLEASE TEAR OFF AND DISCARD THIS STUB.